Execution Version

CENTERSPACE
$250,000,000
Common Shares of Beneficial Interest
EQUITY DISTRIBUTION AGREEMENT
September 10, 2021
BMO Capital Markets Corp.
3 Times Square
New York, New York 10036

Bank of Montreal
55 Bloor Street West, 18th Floor
Toronto, Ontario MAW 1AF

BofA Securities, Inc.
One Bryant Park
New York, NY 10036

Bank of America, N.A.
One Bryant Park
New York, New York 10036

BTIG, LLC
65 East 55th Street
New York, New York 10022

Jefferies LLC
520 Madison Avenue
New York, New York 10022

Piper Sandler & Co.
1251 Avenue of the Americas
6th Floor
New York, New York 10020

Raymond James & Associates, Inc.
880 Carillon Pkwy.
St. Petersburg, Florida 33716

UBS Securities LLC
1285 Avenue of the Americas
New York, New York 10019

UBS AG London Branch
5 Broadgate
London EC2M 2QS, United Kingdom

Ladies and Gentlemen:
Centerspace (f/k/a Investors Real Estate Trust), a North Dakota real estate investment trust (the “Company”), and Centerspace, LP (f/k/a IRET Properties), a North Dakota Limited Partnership (the “Operating Partnership”), each confirms its agreement (this “Agreement”) with each of BMO Capital Markets Corp., BofA Securities, Inc., BTIG, LLC, Jefferies LLC, Piper Sandler & Co., Raymond James & Associates, Inc., and UBS Securities LLC as sales agent, principal and/or (except in the case of BTIG, LLC) forward seller (in such capacity, each a “Manager” and collectively, the “Managers”) and each of Bank of Montreal, Bank of America, N.A., Jefferies LLC, Piper Sandler & Co., Raymond James & Associates, Inc. and UBS AG London Branch, as forward purchaser (in such capacity, each a “Forward Purchaser” and together the “Forward Purchasers”). As used in this Agreement, the term “Agent” or “Agents”

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shall refer to the Managers and Forward Purchasers individually or collectively as the context requires.
For purposes of clarity, it is understood and agreed by the parties hereto that, if Forward Hedge Shares (as defined below) are offered or sold through a Manager acting as forward seller for the applicable Forward Purchaser, then such Manager, as forward seller, shall be acting as sales agent for the applicable Forward Purchaser with respect to the offer and sale of such Forward Hedge Shares, and, except in cases where this Agreement expressly refers to a Manager acting as sales agent for the Company or unless otherwise expressly stated or the context otherwise requires, references in this Agreement to a Manager acting as sales agent shall also be deemed to apply to such Manager when acting as forward seller, mutatis mutandis.
The Company may, from time to time during the term of this Agreement, (1) issue, offer and sell through or to the Managers, each as sales agent and/or principal, shares (“Shares”) of the Company’s common shares of beneficial interest, no par value per share (the “Common Shares”), and (2) instruct the applicable Managers, each as forward seller, to offer and sell Shares borrowed by the applicable Forward Purchasers or its affiliate (any such Shares, “Forward Hedge Shares”), in each case on the terms and subject to the conditions set forth in this Agreement, any Confirmation (as defined below) and any Terms Agreement (as defined below), as applicable. The aggregate gross sales price of the Shares that may be sold pursuant to this Agreement (including any Forward Hedge Shares, but not including any Confirmation Shares (as defined below)) and any Terms Agreement shall not exceed $250,000,000 (the “Maximum Amount”). References herein to this Agreement or to matters contained “herein” or “hereunder,” or words of similar import, mean this Agreement and, to the extent relevant and unless otherwise stated or the context otherwise requires, any Confirmation and any Terms Agreement. Any Shares issued and sold by the Company through a Manager, as sales agent for the Company, or to a Manager, as principal, pursuant to this Agreement and, if applicable, any Terms Agreement are hereinafter sometimes called “Primary Shares.” Any Shares to be delivered by the Company to a Forward Purchaser in settlement of all or any portion of the Company’s obligations under any applicable Confirmation are hereinafter sometimes called “Confirmation Shares.”
Each of the Company and the Operating Partnership agrees that, whenever the Company determines to sell Shares directly to a Manager as principal, it will enter into a separate agreement (each, a “Terms Agreement”), in substantially the form of Exhibit B hereto. In addition, the Company agrees that if it enters into one or more forward stock purchase transactions (each, a “Forward”) with a Forward Purchaser as set forth in one or more separate letter agreements (each, a “Master Confirmation”) and supplemented by one or more supplemental confirmations (each, a “Supplemental Confirmation,” and together with the relevant Master Confirmation, a “Confirmation”), substantially in the form set forth in Schedule D (as supplemented by the applicable Forward Placement Notice (as defined in Section 3(a) hereof)), relating to the applicable Forward, then the Company will, on the respective terms and subject to the respective conditions set forth in such Confirmation and in this Agreement (including the Company’s option to elect Cash Settlement or Net Share Settlement (each as defined in each applicable Confirmation)), deliver to the applicable Forward Purchaser, or a respective affiliate thereof (including the Manager affiliated with such Forward Purchaser), up to

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the maximum number of shares of Common Stock that may be sold and/or delivered in accordance with this Agreement in connection with such Confirmation. In connection therewith, the applicable Forward Purchaser will offer and sell through the applicable Manager (which shall be either the same entity as the Forward Purchaser or an affiliate thereof), acting as forward seller on behalf of the Forward Purchaser on the terms and subject to the conditions set forth in this Agreement, Forward Hedge Shares to be borrowed by such Forward Purchaser or its affiliate. In the event of a conflict between the terms of this Agreement and those of any Terms Agreement or any Confirmation (including the related Forward Placement Notice), the terms of such Terms Agreement or Confirmation, as the case may be, shall control.
An “automatic shelf registration statement” (the “registration statement”), as defined in Rule 405 under the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively called the “Act”), on Form S-3 (File No. 333- 248572) in respect of the Shares, including a form of prospectus, has been prepared and filed by the Company not earlier than three years prior to the date hereof, in conformity with the requirements of the Act and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder (the “Rules and Regulations”). The registration statement contains, or incorporates by reference to documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), certain information concerning the offering and sale of the Common Shares, including the Shares, and contains or incorporates by reference additional information concerning the Company and its business; the Commission has not issued an order preventing or suspending the use of the Basic Prospectus (as defined below), the Prospectus Supplement (as defined below), the Prospectus (as defined below) or any Permitted Free Writing Prospectus (as defined below), or the effectiveness of the Registration Statement (as defined below), and no proceeding for that purpose or pursuant to Section 8A of the Act has been instituted or, to the Company’s or the Operating Partnership’s knowledge, threatened by the Commission. Except where the context otherwise requires, the term “Registration Statement” means the registration statement, as amended at the time of the registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the Agents, including (i) all documents filed as a part thereof or incorporated, or deemed to be incorporated, by reference therein and (ii) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C of the Rules and Regulations, to be part of the registration statement at the effective time. Except where the context requires, the term “Basic Prospectus” means the prospectus dated September 3, 2020, filed as part of the Registration Statement, including the documents incorporated by reference therein as of the date of such prospectus. Except where the context otherwise requires, the term “Prospectus Supplement” means the prospectus supplement relating to the Shares, to be filed by the Company with the Commission pursuant to Rule 424(b) of the Rules and Regulations on or before the second business day after the date hereof (or such earlier time as may be required under the Act), in the form furnished by the Company to the Agents in connection with the offering of the Shares. Except where the context otherwise requires, the term “Prospectus” means the Prospectus Supplement (and any additional prospectus supplement prepared in accordance with the last sentence of Section 3(cc) and filed in accordance with the

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provisions of Rule 424(b) of the Rules and Regulations), together with the Basic Prospectus attached to or used with the Prospectus Supplement. “Permitted Free Writing Prospectus” has the meaning set forth in Section 3(g). Any reference herein to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus and any Permitted Free Writing Prospectus shall, unless otherwise stated, be deemed to refer to and include the documents, if any, incorporated, or deemed to be incorporated, by reference therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall, unless stated otherwise, be deemed to refer to and include the filing of any document under the Exchange Act on or after the initial effective date of the Registration Statement or the date of the Basic Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference.
The Company and the Operating Partnership each confirm their agreement with the Agents as follows:
1.Sale and Delivery of the Shares
(a)On the basis of the representations, warranties and agreements of the Company and the Operating Partnership herein contained, but subject to the terms and conditions herein set forth, (I) the Company agrees to issue and sell through or to one or more Managers, each as sales agent (an “Agency Transaction”) and/or principal (a “Principal Transaction”), as and when it provides instructions, in its discretion, to any Manager or Managers for the offer and sale of Shares, and the applicable Manager agrees to use its commercially reasonable efforts to sell, as sales agent for the Company, the Shares in accordance with the terms and subject to the conditions set forth in the relevant Regular Placement Notice (as defined below), this Agreement and, if applicable, the relevant Terms Agreements; and (II) if the Company enters into a Confirmation with a Forward Purchaser, the applicable Manager, as forward seller on behalf of such Forward Purchaser, agrees to use its commercially reasonable efforts to offer and sell the Forward Hedge Shares to be borrowed by such Forward Purchaser or its affiliate on the terms and subject to the conditions set forth in the relevant Forward Placement Notice, this Agreement and the applicable Confirmation.
(i)The Shares are to be sold on a daily basis or otherwise as shall be mutually agreed upon by the Company, the applicable Manager and, if applicable, the relevant Forward Purchaser on any day that (I) is a trading day for the NYSE (other than a day on which the NYSE is scheduled to close prior to its regular weekday closing time), (II) the Company, through any of the individuals listed as authorized representatives of the Company on Schedule 1 hereto (the “Authorized Company Representatives”), has instructed the applicable Manager by telephone (confirmed promptly by electronic mail) to make sales of Shares on terms acceptable to such Manager and (III) the Company has satisfied its obligations under Section 4 hereof. If the Company wishes to issue and sell through or to a Manager, as sales agent and/or principal, it will so designate in a notice delivered by electronic mail to the applicable Manager, substantially in

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the form attached hereto as Exhibit A-1 (a “Regular Placement Notice”). If the Company wishes that a Manager, as forward seller, offer and sell Forward Hedge Shares it will so designate in a notice delivered by electronic mail to the applicable Manager and the applicable Forward Purchaser, substantially in the form attached hereto as Exhibit A-2 (a “Forward Placement Notice”). Such Regular Placement Notice or Forward Placement Notice (a “Placement Notice”) shall specify: (1) any minimum price below which sales of Shares may not be effected, (2) in the case of a Forward Placement Notice, (A) the Forward Hedge Selling Period (as defined below), (B) the maximum aggregate gross sales price or the maximum number of Forward Hedge Shares to be sold by the applicable Manager over the Forward Hedge Selling Period specified in such notice (such maximum aggregate gross sales price or share number, the “Aggregate Maximum Forward Hedge Amount”), (C) the Forward Seller Commission (as defined below), (D) the Spread, (E) the Initial Stock Loan Rate, (F) the Maximum Stock Loan Rate, (G) the Trade Date, (H) the Maturity Date, (I) the Forward Price Reduction Dates and (J) the Forward Price Reduction Amounts (each as defined in each applicable Confirmation), and (3) the maximum amount of Shares to be sold by the applicable Manager daily as agreed to by the applicable Manager and, if applicable, the relevant Forward Purchaser; provided that such amount shall not be in excess of the amount available for issuance under the Prospectus and the Registration Statement or in an amount in excess of the Maximum Amount; and provided, further, that, in the case of a Forward Placement Notice, (x) the sum of (1) the number of Confirmation Shares issued under all Confirmations that have settled as of the contemplated date of delivery, (2) the aggregate Capped Number (as defined in each applicable Confirmation) under all Confirmations outstanding as of the contemplated date of delivery that have not settled and (3) the proposed Capped Number for the Confirmation related to such Forward Placement Notice shall not exceed (y) 19.99% of the number of shares of Shares outstanding as of the date of this Agreement. The Placement Notice may also specify any other limitations mutually agreed to by the applicable Manager and, if applicable, the relevant Forward Purchaser. Subject to the terms and conditions of this Section 1(a), the applicable Manager may sell Shares by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 under the Act (an “At the Market Offering”), including without limitation sales made directly on the NYSE, on any other existing trading market for the Shares to or through a market maker, or directly to any customer or client of the applicable Manager. The applicable Manager may also sell Shares by any other method permitted by law, including but not limited to in privately negotiated transactions, as shall be mutually agreed upon by the Company, such Manager and, if applicable, such Forward Purchaser. The “Forward Hedge Selling Period” means the period of such number of consecutive trading days (as specified in the applicable Forward Placement Notice), beginning on the date specified in such Forward Placement Notice or, if such date is not a trading day, the next trading day following such date and ending on the last such trading day or such earlier date on which the applicable Manager, as forward seller, shall have completed the sale of Forward Hedge Shares in connection with the relevant Confirmation; provided, however, that if, prior to the scheduled end of any Forward Hedge Selling Period (x) any event occurs that would permit the Forward Purchaser to designate a Scheduled Trading Day as an Early Valuation Date (each as defined in each applicable Confirmation) under, and pursuant to, the provisions of Section 2 of the applicable Confirmation or (y) a Bankruptcy Termination Event (as defined in each applicable Confirmation) occurs, then the Forward Hedge Selling Period shall, upon the applicable Manager, as forward seller, becoming aware of such occurrence, immediately terminate as of the

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first such occurrence; and provided, further, that any Forward Hedge Selling Period then in effect shall immediately terminate upon the termination of this Agreement. The applicable Manager may accept such Placement Notice by telephone or in writing (including electronic mail).
(ii) Prior to the opening of trading on the immediately following trading day of a Manager’s acceptance of a Forward Placement Notice, the Company shall have executed and delivered a Master Confirmation to the applicable Forward Purchaser substantially in the form set forth in Exhibit D hereto and consistent with such Forward Placement Notice; provided that the Company shall be required to only execute one Master Confirmation with each Forward Purchaser. Prior to the first trading day following the applicable Hedge Completion Date (as defined in each applicable Confirmation) relating to such Forward, the Company shall have executed and delivered a Supplemental Confirmation to the applicable Forward Purchaser in form and substance satisfactory to such Forward Purchaser relating to such Forward.
(iii)Notwithstanding the foregoing, the Company through any of the Authorized Company Representatives, may instruct the applicable Manager by telephone (confirmed promptly by electronic mail) not to sell Shares if such sales cannot be effected at or above the price designated by the Company in any such instruction. In addition, the Company or the applicable Manager may, upon notice to the other parties hereto by telephone (confirmed promptly by electronic mail), suspend the offering of the Shares through such Manager for a specified period (a “Suspension Period”); provided, however, that (A) such Suspension Period shall apply solely to the applicable Manager, (B) any Placement Notice related to such Manager during the Suspension Period shall not be deemed to be pending for the purposes of Sections 3(c), 3(d), 3(e), 3(f), 3(g) and 3(w), and (C) such Suspension Period shall not affect or impair the parties’ respective obligations with respect to Shares sold hereunder prior to the giving of such notice and any Confirmation executed and delivered by the Company and a Forward Purchaser prior to the receipt of such notice under which Forward Hedge Shares have been sold.
(iv)Each Manager hereby covenants and agrees not to make any sales of Shares on behalf of the Company or the relevant Forward Purchaser, pursuant to this Section 1(a), other than (A) by means of At the Market Offerings or (B) such other sales of Shares as sales agent for the Company or the relevant Forward Purchaser as shall be mutually agreed upon by the Company, such Manager and, if applicable, such Forward Purchaser in writing.
(v)The compensation to each Manager, as sales agent of the Company, for sales of Shares shall be at a mutually agreed rate, not to exceed 2.0% of the gross sales price of any Shares sold pursuant to this Section 1(a). The compensation to each Manager, as forward seller for the applicable Forward Purchaser, for sales of Forward Hedge Shares shall be at a mutually agreed rate (the “Forward Seller Commission”) not to exceed 2.0%. The remaining proceeds, after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Company or the Forward Purchasers, as applicable, from the sale of such Shares (the “Net Proceeds”).
(vi)Each Manager, as sales agent or as forward seller hereunder, shall provide written confirmation to the Company and, if applicable, the relevant Forward Purchaser

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(which may be by electronic mail) as soon as is reasonably practicable following the close of trading on the NYSE on each day on which Shares are sold pursuant to this Section 1(a) setting forth (A) the number of Primary Shares or Forward Hedge Shares sold on such day, (B) the Net Proceeds to the Company or the Forward Purchaser, as applicable, (C) the Initial Forward Price (as defined in each applicable Confirmation) as of such day under any Confirmation pursuant to which Forward Hedge Shares were sold on such day, (D) the aggregate gross sales proceeds of such Shares and (E) any compensation payable by the Company to such Manager with respect to such sales.
(vii)Settlement for sales of Shares pursuant to this Section 1(a) will occur on the second business day (or such earlier day as is industry practice for regular-way trading and as mutually agreed by the Company, the applicable Manager and, if applicable, the relevant Forward Purchaser) that is also a trading day on the NYSE following the date on which such sales are made (each such date, a “Settlement Date”). On each Settlement Date for the sale of Primary Shares through a Manager as sales agent for the Company or to a Manager as principal (each such day, a “Direct Settlement Date”), the Net Proceeds from the sale of such Primary Shares shall be delivered to the Company in same day funds to an account designated by the Company in writing prior to such Direct Settlement Date against receipt of the Primary Shares sold. Settlement for all such Primary Shares shall be effected by free delivery of the Primary Shares by the Company or its transfer agent to the applicable Manager’s account, or to the account of such Manager’s designee, at The Depository Trust Company through its Deposit and Withdrawal at Custodian System (“DWAC”) or by such other means of delivery as may be mutually agreed upon by the relevant parties hereto, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. If the Company, or its transfer agent (if applicable), shall default upon its obligation to deliver the Primary Shares on any Direct Settlement Date, the Company shall (A) indemnify and hold the applicable Manager harmless against any loss, claim or damage arising from or as a result of such default by the Company or its transfer agent and (B) pay the applicable Manager any commission to which it would otherwise be entitled absent such default. The Authorized Company Representatives shall be the contact persons for the Company for all matters related to the settlement of the transfer of the Shares through DWAC for purposes of this Section 3(a)(vii). On each Settlement Date for the sale of Forward Hedge Shares through a Manager as forward seller for the applicable Forward Purchaser (each such day, a “Forward Settlement Date”), the Net Proceeds from the sale of such Forward Hedge Shares shall be delivered to the applicable Forward Purchaser in same day funds to an account designated by the applicable Forward Purchaser in writing prior to such Forward Settlement Date against receipt of the Forward Hedge Shares sold. Settlement for all such Forward Hedge Shares shall be effected by free delivery of the Forward Hedge Shares by the relevant Forward Purchaser to the applicable Manager’s account, or to the account of such Manager’s designee through DWAC or by such other means of delivery as may be mutually agreed upon by the relevant parties hereto, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form.
(viii)At each Time of Sale, Settlement Date, Representation Date (each as defined in Sections 2(b), 1(a)(vii) and 3(t) hereof, respectively) and Trade Date (as defined in each applicable Confirmation), the Company and the Operating Partnership shall be deemed to

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have affirmed each representation and warranty contained in this Agreement. Any obligation of a Manager to use its commercially reasonable efforts to sell Shares shall be subject to the continuing accuracy of the representations and warranties of the Company and the Operating Partnership herein, to the performance by the Company and the Operating Partnership of their respective obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 4 hereof.
(b)Following receipt of any Placement Notice, if the applicable Manager wishes to accept the terms proposed in any Placement Notice (which it may decline to do for any reason in its sole discretion), or following discussions with the Company wishes to accept amended terms, the applicable Manager will confirm its acceptance by countersigning the relevant Placement Notice; provided, that such terms will remain subject to the terms and conditions of any related Terms Agreement or Confirmation, as applicable. If the Company wishes to issue and sell the Shares other than as set forth in Section 1(a) hereof (each, a “Placement”), it will notify the applicable Manager of the proposed terms of such Placement. If such Manager, as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, the Company, the Operating Partnership and such Manager will enter into a Terms Agreement setting forth the terms of such Placement.
(c)Maximum Sales
(i) Under no circumstances shall the aggregate gross sales proceeds of the Shares sold pursuant to this Agreement exceed the lesser of (A) the Maximum Amount and (B) the amount available for offer and sale under the Prospectus and the Registration Statement, nor shall the aggregate amount of Shares sold pursuant to this Agreement exceed the amount of Shares authorized to be sold under this Agreement by the Company’s Board of Directors, or a duly authorized committee thereof, and notified to each Manager and each Forward Purchaser in writing. Further, under no circumstances shall the aggregate gross sales proceeds from Shares sold pursuant to this Agreement, including any separate Terms Agreement or similar agreement covering principal transactions described herein, exceed the Maximum Amount.
(ii)If any party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Shares, it shall promptly notify the other parties, and sales of the Shares under this Agreement and any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.
(d)Each sale of the Shares through or to a Manager shall be made in accordance with the terms of this Agreement and, if applicable, a Confirmation or a Terms Agreement.
(e)Notwithstanding any other provision of this Agreement, no sales of Shares shall take place, the Company shall not request the sales of any Shares that would be sold and the Agents shall not be obligated to sell or offer to sell any Shares, during any period in which the

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Company’s insider trading or similar policy, as in effect as of such date, would prohibit the purchase or sale of Common Shares by persons subject to such policy, or during any other period in which the Company is, or could be deemed to be, in possession of material non-public information with respect to the Company.
(f)The Company acknowledges and agrees that (i) there can be no assurance that any Manager will be successful in selling Shares or that any Forward Purchaser or its affiliate will be successful in borrowing any Forward Hedge Shares, (ii) no Manager will incur any liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by such Manager to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares in accordance with the terms of this Agreement, (iii) other than to the extent set forth in the applicable Confirmation, no Forward Purchaser will incur any liability or obligation to the Company or any other person or entity if it or its affiliate does not borrow Forward Hedge Shares for any reason other than a failure by such Forward Purchaser to use its commercially reasonable efforts to borrow or cause its affiliate to borrow such Forward Hedge Shares, and (iv) no Manager shall be under any obligation to purchase Shares on a principal basis pursuant to this Agreement unless a Terms Agreement, in form and substance mutually satisfactory to the Company, the Operating Partnership and the applicable Manager, shall have been executed by the Company, the Operating Partnership and such Manager.
(g)The Company agrees that (i) any offer to sell, any solicitation of an offer to buy, or any sales of Shares shall only be effected by or through one Manager on any single given day, (ii) it shall in no event request that more than one Manager sell Shares on the same day, and (iii) it shall in no event request that a Manager offer and sell Shares (whether acting as sales agent, forward seller or principal) during any Unwind Period (as defined in each applicable Confirmation).
(h)The Company agrees to reserve and keep available at all times, free of preemptive rights, a number Shares equal to two times the number of Confirmation Shares for the purpose of enabling the Company to satisfy its obligations under this Agreement and each applicable Confirmation.
(i)Notwithstanding anything herein to the contrary, in the event that either (i) despite using commercially reasonable efforts, a Forward Purchaser or its affiliate is unable to borrow and deliver a number of Forward Hedge Shares equal to the Aggregate Maximum Forward Hedge Amount for sale under this Agreement, as set forth in the relevant Forward Placement Notice pursuant to Section 1(a) hereof, or (ii) in the commercially reasonable judgment of such Forward Purchaser, after using commercially reasonable efforts it is either impracticable to do so or such Forward Purchaser or its affiliate would incur a stock loan cost that is equal to or greater than the applicable Maximum Stock Loan Rate (as defined in each applicable Confirmation) to do so, then the applicable Manager, as forward seller, shall be obligated to use commercially reasonable efforts to sell only the aggregate number of Forward Hedge Shares that such Forward Purchaser is able to, and that in the commercially reasonable judgment of such Forward Purchaser it is practicable to, so borrow below such cost. For the

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avoidance of doubt, the obligations of any Manager hereunder with respect to the borrowing, offer or sale of any Forward Hedge Shares in connection with a Forward shall be subject to the related Confirmation being effective and not having been terminated.
(j)Any obligation of the Agents to use their commercially reasonable efforts to sell the Shares on behalf of the Company as Managers and Forward Purchasers shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the conditions specified in Section 4 of this Agreement.
2.Representations and Warranties of the Company and the Operating Partnership. The Company and the Operating Partnership, jointly and severally, represent and warrant to and agree with each Agent that:
(a)Effectiveness of Registration. The Registration Statement and any post-effective amendment thereto have become effective. The Company has responded to all requests, if any, of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company or the Operating Partnership, are contemplated or threatened by the Commission. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by filing of a post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or a form of prospectus) and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Rules and Regulations) made any offer relating to the Shares in reliance on the exemption of Rule 163 of the Rules and Regulations, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the Rules and Regulations. The Registration Statement is an “automatic shelf registration statement” as defined in Rule 405 of the Rules and Regulations, and the Shares, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on an “automatic shelf registration statement.” The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Rules and Regulations objecting to use of the automatic shelf registration statement form, and the Company has not otherwise ceased to be eligible to use the automatic shelf registration statement form.
(b)Accuracy of the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus. (i) At the respective times the Registration Statement and any post-effective amendment thereto became effective, (ii) at each deemed effective date with respect to the Agents pursuant to Rule 430B(f)(2) under the Act, (iii) as of each Time of Sale (as defined below), (iv) at each Settlement Date and (v) at all times during such period as the Prospectus is required by law to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 of the Rules and Regulations or any similar rule) in connection with sales of the Shares (the “Prospectus Delivery Period”), the Registration Statement, as amended or supplemented, complied and will comply in all material respects with the Act and the Rules and Regulations, and did not and will not contain an untrue statement of a

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material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of each Time of Sale and each Settlement Date and at all times during the Prospectus Delivery Period, the Prospectus, as amended or supplemented, complied and will comply in all material respects with the Act and the Rules and Regulations, and, together with all Permitted Free Writing Prospectuses, if any, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Basic Prospectus (including any amendment thereto) complied when so filed in all material respects with the Rules and Regulations, and the Prospectus (including the Basic Prospectus included therein) delivered to the Agents for use in connection with the transactions contemplated by this Agreement is identical to the electronically transmitted copy thereof filed with the Commission on the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor system thereto (“EDGAR”), except to the extent permitted by Regulation S-T. The foregoing representations and warranties in this Section 2(b) do not apply to any statements contained in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus in reliance upon and in conformity with information relating to any Agent and furnished in writing to the Company by or on behalf of such Agent specifically for inclusion in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus (or any amendment or supplement thereto), which constitutes the information set forth in Schedule 2 hereto (the “Provided Information”). “Time of Sale” means, (i) with respect to an Agency Transaction, the time of such Agent’s initial entry into contracts with investors for the sale of such Shares and (ii) with respect to a Principal Transaction or a Placement, the time of sale of such Shares.
(c)Documents Incorporated by Reference. The Incorporated Documents, at the time they were or hereafter are filed with the Commission, conformed and will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and, when read together with the other information in the Prospectus, at the time the Registration Statement and any amendments thereto become effective, as of each Time of Sale and each Settlement Date and at all times during the Prospectus Delivery Period, will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(d)Company Not Ineligible Issuer. (i) At the time of filing the Registration Statement, (ii) at the earliest time that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Rules and Regulations) of the Shares and (iii) at the date hereof, the Company was not and is not an “ineligible issuer” (as defined in Rule 405 of the Rules and Regulations).
(e)Free Writing Prospectuses. Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Shares by means of any “prospectus” or “free writing prospectus” (in each case within the meaning of the Act) or used any “prospectus” or “free writing prospectus” (in each case within the meaning of the Act) in connection with the offer or sale of the Shares, and from and after the execution of this Agreement, the Company will not, directly or indirectly, offer or sell any Shares by means of any

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“prospectus” or “free writing prospectus” (in each case within the meaning of the Act) or use any “prospectus” or “free writing prospectus” (in each case within the meaning of the Act) in connection with the offer or sale of the Shares, other than the Prospectus, as amended or supplemented from time to time in accordance with the provisions of this Agreement, and any Permitted Free Writing Prospectuses; the Company has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rule 163 or with Rules 164 and 433 under the Act; assuming that any such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Act, filed with the Commission), the sending or giving, by each Agent, of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 or Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164); the conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Act are satisfied, and the Registration Statement relating to the offering of the Shares contemplated hereby, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 or Rule 431 under the Act, satisfies the requirements of Section 10 of the Act; the Company is not disqualified, by reason of subsection (f) or (g) of Rule 164 under the Act, from using, in connection with the offer and sale of the Shares, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act; and the Company is not an “ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Shares contemplated by the Registration Statement.
(f)Authorization of Shares. All of the issued and outstanding Common Shares of the Company have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with all applicable federal and state securities laws. None of the Company’s outstanding Common Shares were issued in violation of any preemptive rights, rights of first refusal or other similar rights; except as set forth in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, the Company is not a party to or bound by any outstanding options, warrants or similar rights to subscribe for, or contractual obligations to issue, sell, transfer or acquire, any of its Common Shares or any securities convertible into or exchangeable for any of such shares of beneficial interest; the Shares to be issued and sold by the Company hereunder have been duly authorized and, when issued and delivered against full payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free of any preemptive rights, rights of first refusal or other similar rights; the Common Shares (including the Shares) of the Company conform in all material respects to the description thereof contained in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus; and the delivery of the Shares being sold by the Company against payment therefor pursuant to the terms of this Agreement will pass valid title to the Shares being sold by the Company, free and clear of any claim, encumbrance or defect in title, and without notice of any lien, claim or encumbrance.
(g)Organization and Good Standing of the Company and Subsidiaries. Each of the Company, the Operating Partnership and each Significant Subsidiary (as defined below) is duly organized and validly existing in good standing under the laws of the state of its

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incorporation or organization with full corporate, partnership or entity power and authority, as the case may be, to own, lease and operate its Properties (as defined below) and to conduct its business as presently conducted and as described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its Properties or the conduct of its business requires such registration or qualification, except where the failure to so register, qualify and be in good standing (i) has not had or would not have, individually or in the aggregate, a material adverse effect on the earnings, business, properties, assets, operations or financial condition or prospects of the Company and its Subsidiaries (as defined below), taken as a whole, whether or not arising from transactions in the ordinary course of business, or (ii) would not prevent the consummation of the transactions contemplated hereby (the occurrence of any such effect or any such prevention described in the foregoing clauses (i) and (ii) being referred to as a “Material Adverse Effect”). The Company owns 100% of Centerspace Inc. (f/k/a IRET, Inc.), which is the sole general partner (the “General Partner”) of the Operating Partnership. Except as disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, the subsidiaries included on Schedule 4, are the only direct or indirect subsidiaries of the Company, including all direct or indirect subsidiaries of the Operating Partnership (the “Subsidiaries”), and the Company does not own a material interest in or control, directly or indirectly, any other corporation, partnership, joint venture, association, trust or other business organization. Each Subsidiary designated with an “*” on Schedule 4 is referred to herein as a “Significant Subsidiary” and there is no Subsidiary that would constitute a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X of the Act and the Exchange Act that is not identified as a Significant Subsidiary on Schedule 4 hereto.
(h)Property. (1) The Company or its Significant Subsidiaries have good and marketable title or a valid leasehold interest to all of the real properties described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as owned or leased, as the case may be, by the Company or its Significant Subsidiaries (the “Properties” or “Property”) and good title to all other property owned by them as described in the Registration Statement, the Prospectus or any Permitted Fee Writing Prospectus, in each case free and clear of all liens, encumbrances, claims and security interests, except such as (i) are disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus or (ii) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (2) neither the Company nor any Subsidiary thereof has received from any governmental authority any written notice of any condemnation of, or zoning change affecting any of, the Properties or any part thereof, and the Company does not know of any such condemnation or zoning change that is threatened, which, if consummated, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; (3) except as otherwise described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, neither the Company nor, to the knowledge of the Company, any tenant of any of the Properties is in default under (i) any space lease (as lessor or lessee, as the case may be) relating to any of the Properties (except such tenant defaults that would not, individually or in the aggregate, have a Material Adverse Effect) or (ii) any of the mortgages or other security documents or other agreements encumbering or otherwise recorded against the Properties, and the Company does not know of any event that, but for the passage of time or the giving of notice, or both, would constitute a

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default under any of such documents or agreements, except any such default that would not, individually or in the aggregate, have a Material Adverse Effect; and (4) except as disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, no tenant under any of the leases at the Properties has an option to purchase the premises demised under such lease. To the knowledge of the Company, water, stormwater, electricity and telephone service are all available at the property lines of each Property, and each of the Properties is free of any material structural defects, and all building systems contained therein are in reasonable working order in all material respects, subject to ordinary wear and tear or, in each instance, the Company or any Subsidiary, as the case may be, has created an adequate reserve or capital budget to effect reasonably required repairs, maintenance and capital expenditures. Each of the Properties is in compliance with all presently applicable provisions of the Americans with Disabilities Act of 1990, as amended, except for such failures to comply as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(i)Leases. Each Property with respect to which the Company or one of the Significant Subsidiaries has a leasehold interest is the subject of a lease that has been entered into by, or assigned to, the Company or a Significant Subsidiary, as the case may be, and has been duly and validly authorized, executed and delivered by or on behalf of the Company or such Significant Subsidiary, as the case may be, and constitutes a valid and binding agreement of the Company or such Significant Subsidiary, as the case may be, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by general principles of equity and except such as (i) are disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus or (ii) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(j)Mortgage; Deed of Trusts. The mortgages and deeds of trust encumbering the Properties are not convertible into equity interests in the Property, nor will the Company or the Operating Partnership hold a participating interest therein, and such mortgages and deeds of trust are not cross-defaulted or cross-collateralized to any property not to be owned directly or indirectly by the Company or the Operating Partnership.
(k)Subsidiaries. The outstanding equity interests of each of the Company’s Significant Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and are owned by the Company or the Operating Partnership, directly or through Subsidiaries, free and clear of any security interests, liens, encumbrances, equities or claims.
(l)No Proceedings. Except as described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, there is no action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the knowledge of the Company, threatened, against or involving the Company or its Subsidiaries, which would, individually or in the aggregate, result in a Material Adverse Effect.
(m)Exhibits; Material Contracts. All agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement, the

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Prospectus or any Permitted Free Writing Prospectus or to be filed as an exhibit to the Registration Statement have been so described, filed or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as required by the Act. All such contracts to which the Company, the Operating Partnership or any Subsidiary is a party have been duly authorized, executed and delivered by the Company, the Operating Partnership or the applicable Subsidiary, as the case may be, constitute valid and binding agreements of the Company, the Operating Partnership or the applicable Subsidiary, as the case may be, and are enforceable against the Company, the Operating Partnership or the applicable Subsidiary, as the case may be, in accordance with the terms thereof, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by general principles of equity. Neither the Company nor the applicable Subsidiary has received notice or been made aware that any other party is in breach of or default to the Company or its Subsidiaries under any of such contracts.
(n)Compliance with Existing Instruments. Neither the Company, the Operating Partnership, nor any of the Subsidiaries is (i) in violation of (A) its organizational documents, (B) to the Company’s knowledge, any law, ordinance, or administrative or governmental rule or regulation applicable to the Company, the Operating Partnership or any Subsidiary, the violation of which would have a Material Adverse Effect or (C) any decree of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries; or (ii) in default in any material respect in the performance of any obligation, agreement or condition contained in (A) any bond, debenture, note or any other evidence of indebtedness or (B) any agreement, indenture, lease or other instrument (each of the documents and instruments listed in clauses (A) and (B), an “Existing Instrument”) to which the Company, the Operating Partnership, or any Subsidiary is a party or by which any of their Properties may be bound, which default would have a Material Adverse Effect; and, to the Company’s knowledge, there does not exist any state of facts that constitutes a default or an event of default on the part of the Company or any of its Subsidiaries as defined in such documents or that, with notice or lapse of time or both, would constitute such a default or event of default that would have a Material Adverse Effect.
(o)Partnership Agreement. The Agreement of Limited Partnership dated January 31, 1997 of the Operating Partnership, including all amendments thereto (the “Partnership Agreement”), has been duly and validly authorized, executed and delivered by the General Partner and constitutes a valid and binding agreement, enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by general equity principles.
(p)No Consent. No consent, approval, authorization, order, license, certificate, permit, registration, designation or filing by or with any governmental agency or body is required for the authorization, delivery and performance by the Company and the Operating Partnership of their respective obligations under this Agreement and the consummation by the Company and the Operating Partnership of the transactions contemplated hereby, including the valid authorization, issuance, sale and delivery of the Shares, except such as may be required by

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the federal securities laws, the NYSE, the securities or Blue Sky laws of the various states and the Financial Industry Regulatory Association (“FINRA”) in connection with the offer and sale of the Shares, all of which will be, or have been obtained, or in the case of the NYSE, will be applied for, in accordance with this Agreement.
(q)Non-Contravention of Existing Instruments. Neither the issuance and sale of the Shares by the Company, the execution, delivery or performance of this Agreement by the Company and the Operating Partnership nor the consummation by the Company and the Operating Partnership of the transactions contemplated hereby (i) conflicts with, or will conflict with, or constitutes, or with the giving of notice or lapse of time, will constitute a breach of, or a default under, the Company’s Declaration of Trust or bylaws (or other applicable organizational document), the Operating Partnership’s certificate of limited partnership or the Partnership Agreement, (ii) conflicts with, or will conflict with, or constitutes, or with the giving of notice, lapse of time or both, will constitute a breach of, or a default under any Existing Instrument to which the Company or any of its Subsidiaries is a party or by which any of its or their Properties may be bound, as the case may be, (iii) violates any statute, law, regulation, ruling, filing, judgment, injunction, order or decree applicable to the Company or any of its Subsidiaries or any of their Properties, or (iv) results in a breach of, or default or Debt Repayment Triggering Event (as defined below) under, or results in the creation or imposition of any lien, charge or encumbrance upon any Property or assets of the Company or any of its Subsidiaries pursuant to, or requires the consent of any other party to, any Existing Instrument, except, in the cases of clauses (ii)-(iv), such conflicts, breaches, defaults, liens, charges or encumbrances that would not, individually or in the aggregate, result in a Material Adverse Effect. As used herein, a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Subsidiaries.
(r)No Applicable Registration Rights. Except as disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, there are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly satisfied or waived.
(s)Independent Accountant. Grant Thornton LLP, which has audited certain financial statements (and the related notes thereto) incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, is and was, during the periods covered by its report incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, an independent registered public accountant as required by the Act, the Exchange Act and the Public Company Accounting Oversight Board (the “PCAOB”).
(t)Financial Statements. The financial statements, together with related schedules and notes, included or incorporated by reference in the Registration Statement, the

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Prospectus or any Permitted Free Writing Prospectus, present fairly the consolidated financial condition, results of operations, cash flows and changes in financial position of the Company on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; except as disclosed therein, and such statements and related schedules and notes have been prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), have been consistently applied throughout the periods involved, and the other financial and statistical information and data set forth in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus are accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company. No other financial statements or schedules (historical or pro forma) are required by Form S-3 of the Act or are otherwise to be included, or incorporated by reference, in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, except those that may be subsequently filed under the Commission’s rules promulgated under the Exchange Act. All pro forma financial statements or data included or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, if any, comply with the requirements of Regulation S-X of the Act and the Exchange Act, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data.
(u)Regulation G Compliance. All disclosures contained in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act, and Item 10 of Regulation S-K under the Act, to the extent applicable.
(v)No Material Change. Except as disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, subsequent to the respective dates as of which such information is given in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, (i) neither the Company nor any of its Subsidiaries has incurred any liabilities or obligations, indirect, direct or contingent (including any off-balance sheet obligation) that are material to the Company and its Subsidiaries, taken as a whole, or entered into any transaction that is not in the ordinary course of business and that is material to the Company and its Subsidiaries, taken as a whole, (ii) neither the Company nor any of its Subsidiaries has sustained any loss or interference with its business or Properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance, that would reasonably be expected to result in a Material Adverse Effect, (iii) the Company has not paid or declared any dividends or other distributions with respect to its shares of beneficial interest and the Company is not in default under the terms of any class of shares of beneficial interest of the Company (except for defaults that were subsequently cured or waived), (iv) there has not been any material change in the authorized or outstanding shares of beneficial interest of the Company or any material increase in the indebtedness of the Company (other than in the ordinary course of business) and (v) there has not been any material adverse change or any development involving, or that would reasonably be expected to result in a Material Adverse Effect.

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(w)Exchange Act Registration and Filings; Stock Exchange Listing. The Common Shares trade on the NYSE, and the Company has no knowledge of any proceeding intended to suspend or terminate listing of its Common Shares on the NYSE. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Shares under the Exchange Act.
(x)Stabilization or Manipulation. Other than excepted activity pursuant to Regulation M under the Exchange Act, the Company has not taken and will not take, directly or indirectly, any action that constituted, or any action designed to, or that might reasonably be expected to, cause or result in or constitute, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or for any other purpose.
(y)Tax Compliance. The Company and each of the Company’s Subsidiaries have filed all material tax returns required to be filed or have properly requested extensions thereof, which returns are complete and accurate in all material respects, and all material taxes and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than those being contested in good faith which have not been finally determined and for which adequate reserves have been provided in accordance with GAAP. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state, local or foreign tax return for any period.
(z)Not an Investment Company. Neither the Company nor any of its Subsidiaries is, and after giving effect to the offering and sale of the Shares will be, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).
(aa)All Necessary Permits, etc. The Company and its Subsidiaries have all permits, licenses, franchises, approvals, consents and authorizations of governmental or regulatory authorities (hereinafter “permit” or “permits”) as are necessary to own their Properties and to conduct their business in the manner described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, subject to such qualifications as may be set forth in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, except where the failure to have obtained any such permit has not had and would not have a Material Adverse Effect; each of the Company and its Subsidiaries has operated and is operating its business in material compliance with all of its obligations with respect to each such permit except where the failure to comply would not, individually or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to revocation or termination of any such permits which would, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, have a Material Adverse Effect.
(ab)Regulation M. The Common Stock is an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

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(ac)Internal Controls and Procedures. The Company has established and maintains disclosure controls and procedures (as defined in Exchange Act Rules 13a-15 and 15d-15) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its chief executive officer and chief financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure; and the Company maintains a system of internal control over financial reporting sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and which includes policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and that receipts and expenditures of the Company are being made only in accordance with the authorization of management and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisitions, use or dispositions of assets that could have a material effect on the Company’s consolidated financial statements. The Company’s disclosure controls and procedures have been evaluated for effectiveness as of the end of the period covered by the Company’s most recently filed quarterly report on Form 10-Q or annual report on Form 10-K, as the case may be, that precedes the date of the Prospectus or any Permitted Free Writing Prospectus and were effective in all material respects to perform the functions for which they were established. Based on the most recent evaluation of its internal control over financial reporting, the Company was not aware of (i) any material weaknesses in the design or operation of internal control over financial reporting or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. The internal controls are overseen by the Audit Committee of the Board of Trustees of the Company in accordance with the applicable rules of the NYSE. The Company is not aware of any change in its internal control over financial reporting that has occurred during its most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
(ad)Forward-Looking Statements. Each “forward-looking statement” (within the meaning of Section 27A of the Act or Section 21E of the Exchange Act) contained or incorporated by reference into the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus has been made with a reasonable basis and in good faith.
(ae)Unlawful Contributions or Payments. None of the Company, the Operating Partnership or any person associated with or acting on behalf of the Company or the Operating Partnership, or to the Company’s or the Operating Partnership’s knowledge, any trustee, officer, agent, or employee, have used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment of corporate funds or benefit to any foreign or domestic government or regulatory official or employee, including, without limitation, of any governmentowned or controlled entity or of a

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public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; or violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended. The Company has instituted, maintained and enforced, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable antibribery and anti-corruption laws. No funds of the Company have been set aside to be used for any payment in violation of any law.
(af)Office of Foreign Assets Control. Neither the Company, nor any of its Subsidiaries nor any trustee, officer, agent, or employee of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering contemplated by this Agreement, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC. The Company and its subsidiaries have not, for the past five years, knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of OFAC sanctions or with any OFAC sanctioned country
(ag)Environmental Compliance. Except as disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, to the Company’s and the Operating Partnership’s knowledge, the Company and its Subsidiaries are (i) in compliance with any and all applicable federal, state, local and foreign laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or other approvals would not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, to the Company’s and the Operating Partnership’s knowledge, neither the Company nor any of its Subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended (“CERCLA”). Except as disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, the Properties are not included or, to the Operating Partnership’s and the Company’s knowledge, proposed for inclusion on the National Priorities List issued pursuant to CERCLA by the United States Environmental Protection Agency or, to the Operating Partnership’s and the Company’s knowledge, proposed for inclusion on any similar list or inventory issued pursuant to any other Environmental Law or issued by any other governmental authority. Except as disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, to the knowledge of the Company, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up,

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closure of Properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) that would, individually or in the aggregate, have a Material Adverse Effect.
(ah)Qualification as a REIT. The Company has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”) for its taxable years ended April 30, 2013 through December 31, 2020, and the Company’s current and proposed method of operation will enable it to continue to meet the requirements for taxation as a REIT under the Code for its taxable year ending December 31, 2021 and in the future. The Subsidiaries of the Company that are partnerships have been and will continue to be treated as partnerships for federal income tax purposes and not as corporations, associations taxable as corporations or as publicly traded partnerships taxable as corporations.
(ai)Intellectual Property. The Company and its Subsidiaries own and have full right, title and interest in and to, or have valid licenses to use, each material trade name, trademark, service mark, patent, copyright, approval, trade secret and other similar rights (collectively “Intellectual Property”) under which the Company and its Subsidiaries conduct all or any material part of their business, and none of the Company and its Subsidiaries has created any lien or encumbrance on, or granted any right or license with respect to, any such Intellectual Property except where the failure to own or obtain a license or right to use any such Intellectual Property, or where any such lien or encumbrance or grant with respect to any such Intellectual Property, has not had, and would not have, a Material Adverse Effect; there is no claim pending or, to the knowledge of the Company, threatened, against the Company or any of its Subsidiaries with respect to any Intellectual Property, and neither the Company nor its Subsidiaries has received notice or otherwise become aware that any Intellectual Property that it uses or has used in the conduct of its business infringes upon or conflicts with the rights of any third party, except for any claim, infringement or conflict that has not had, and would not reasonably be expected to have, a Material Adverse Effect.
(aj)Title Insurance. Owner or leasehold title insurance in favor of the Company, the Operating Partnership and the Significant Subsidiaries has been obtained with respect to each Property owned by any such entity in an amount at least equal to amounts that are generally deemed in the Company’s industry to be commercially reasonable in the market where the Properties are located, except where the failure to maintain such title insurance would not have a Material Adverse Effect. The Company, the Operating Partnership and each of the Subsidiaries maintain insurance covering its Properties, operations, personnel and businesses as the Company deems adequate; such insurance insures against such losses and risks to an extent that is adequate in accordance with customary industry practice to protect the Company, the Operating Partnership and the Subsidiaries and their businesses; and such insurance as the Company deems adequate and that insures against losses and risks to an extent that is adequate in accordance with customary industry practice is fully in force on the date hereof. None of the Company, the Operating Partnership nor any of the Subsidiaries has (i) received notice from any insurer or agent of such insurer that material capital improvements or other material expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to

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believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary or appropriate to conduct its business.
(ak)ERISA Compliance. The Company and its Subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its Subsidiaries or their ERISA Affiliates (as defined below) are in compliance in all material respects with ERISA and all other applicable state and federal laws. “ERISA Affiliate” means, with respect to the Company or a Subsidiary, any member of any group or organization described in Sections 414(b), (c), (m) or (o) of the Code of which the Company or such Subsidiary is a member. No “reportable event” (as defined in ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its Subsidiaries or any of their ERISA Affiliates. No “employee benefit plan” established or maintained by the Company, its Subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined in ERISA). None of the Company, its Subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company, its Subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, that would cause the loss of such qualification.
(al)Labor and Employment. The Company and its Subsidiaries have complied and will comply in all material respects with wage and hour determinations issued by the U.S. Department of Labor under the Service Contract Act of 1965 and the Fair Labor Standards Act in paying its employees’ salaries, fringe benefits and other compensation for the performance of work or other duties in connection with contracts with the U.S. government, except where the failure to do so would not have a Material Adverse Effect, and have complied and will comply in all material respects with the requirements of the Americans with Disabilities Act of 1990, the Family and Medical Leave Act of 1993, the Civil Rights Act of 1964 (Title VII), the National Labor Relations Act, the Vietnam Era Veteran’s Readjustment Act, the Age Discrimination in Employment Act, as amended by the Older Workers’ Benefit Protection Act, and federal, state and local labor laws, each as amended except where the failure to comply with any such requirements has not, and would not, have a Material Adverse Effect. No labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company is threatened or imminent, that would have a Material Adverse Effect.
(am)Sarbanes-Oxley Act. There is and has been no failure on the part of the Company to comply in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

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(an)Brokers and Finders. Other than this Agreement, there are no contracts, agreements or understandings between the Company or any of its Subsidiaries and any person that would give rise to a valid claim against the Company or any of its Subsidiaries or the Agents for a brokerage commission, finder’s fee or other like payment with respect to the consummation of the transactions contemplated by this Agreement.
(ao)Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any or its Subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.
(ap)Related Party Transactions. There are no transactions with “affiliates” (as defined in Rule 405 of the Act) or any officer, trustee or security holder of the Company (whether or not an affiliate) that are required by the Act to be disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus that have not been disclosed as required. Additionally, no relationship, direct or indirect, exists between the Company or any of its Subsidiaries on the one hand, and the trustees, officers, shareholders, tenants, customers or suppliers of the Company or any Subsidiary on the other hand that is required by the Act to be disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus that is not so disclosed.
(aq)Loans and Advances. There are no outstanding loans or other extensions of credit made by the Company to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or trustee of the Company.
(ar)No Prohibition on Payments. No Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on the equity interest in such Subsidiary held by the Company, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company, except as described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus or except as such prohibition would not reasonably be expected to have a Material Adverse Effect.
(as)Statistical and Market-Related Data. Any third-party statistical and market-related data included or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.
(at)Transfer Taxes. There are no stock or other transfer taxes, stamp duties, capital duties or other similar duties, taxes or charges payable in connection with the execution

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or delivery of this Agreement or the issuance or sale by the Company of the Shares to be sold by the Company to the Agents.
(au)Cybersecurity. (i)(x) To the knowledge of the Company, there has been no security breach or other compromise of or relating to any of the Company’s information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third-party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) and (y) the Company has not been notified of, and has no knowledge of, any event or condition that would reasonably be expected to result in, any security breach or other compromise to its IT Systems and Data; except such as (1) are disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus or (2) would not, individually or in the aggregate, have a Material Adverse Effect; (ii) the Company is presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of this clause (ii), individually or in the aggregate, have a Material Adverse Effect; and (iii) the Company has implemented backup and disaster recovery technology consistent with industry standards and practices.
(av)Officer’s Certificates; Opinions. Any certificate signed by an officer of the Company and delivered to the Agents or to counsel for the Agents shall be deemed to be a representation and warranty by the Company and/or the Operating Partnership, as applicable, to the Agents as to the matters set forth therein. The Company and the Operating Partnership acknowledge that the Agents and, for purposes of the opinions to be delivered pursuant to this Agreement, counsel to the Company and counsel to the Agents, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.
3.Agreements of the Company and the Operating Partnership. The Company and the Operating Partnership, jointly and severally, covenant and agree with each Agent:
(a)Amendments and Supplements to the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus. The Company shall not, during the Prospectus Delivery Period, amend or supplement the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus (including, without limitation, by filing any document under the Exchange Act if such document would be deemed to be incorporated by reference into the Prospectus), unless a copy of such amendment or supplement thereto (or such document) shall first have been submitted to the Agents within a reasonable period of time prior to the filing or, if no filing is required, the use thereof and the Agents shall not have objected thereto.
(b)Material Misstatements or Omissions and Other Compliance with Applicable Law. If, after the date hereof and during the Prospectus Delivery Period, any event or development shall occur or condition shall exist as a result of which the Prospectus or any Permitted Free Writing Prospectus, as amended or supplemented at that time, would include any untrue statement of a material fact or omit to state any material fact necessary in order to make

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the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Prospectus or any Permitted Free Writing Prospectus, or to file any document in order to comply with the Act or the Exchange Act, in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if in the opinion of the Agents it is otherwise necessary to amend or supplement the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus or to file any document in order to comply with the Act or the Exchange Act, including, without limitation, in connection with the delivery of the Prospectus, then the Company shall promptly (i) notify the Agents of any such event, development or condition (and confirm such notice in writing) and (ii) instruct the Agent to suspend the sale of any Shares (including Shares that have been sold but have not yet settled). The Company may thereafter send a new Placement Notice if and when it (A) prepares (subject to subsections (a) and (g) of this Section 3) an amendment or supplement to the Prospectus or such Permitted Free Writing Prospectus, necessary in order to make the statements in the Prospectus or such Permitted Free Writing Prospectus as so amended or supplemented, in the light of the circumstances under which they were made, not misleading or so that the Registration Statement, the Prospectus or such Permitted Free Writing Prospectus, as amended or supplemented, will comply with the Act or the Exchange Act, (B) files with the Commission such amendment, supplement or document in order to comply with the Act or the Exchange Act and (C) furnishes at its own expense to the Agents as many copies as the Agents may reasonably request of such amendment, supplement or document. Notwithstanding the foregoing, nothing herein shall require the Company to file any such amendment or supplement.
(c)Notifications to the Agents. The Company shall notify the Agents promptly, and shall confirm such notice in writing, (i) when any post-effective amendment to the Registration Statement becomes effective, (ii) of any request by the Commission for an amendment or supplement to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus or for additional information, (iii) of the commencement by the Commission or by any state securities commission of any proceedings for the suspension of the qualification of any of the Shares for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose, including, without limitation, the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, (iv) of the happening of any event during the Prospectus Delivery Period that in the judgment of the Company makes any statement made in the Registration Statement or the Prospectus untrue or that requires the making of any amendment or supplement to the Prospectus or any Permitted Free Writing Prospectus in order to make the statements therein, in the light of the circumstances in which they were made, not misleading and (v) of receipt by the Company or any representative of the Company of any other communication from the Commission relating to the Company, the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company shall use commercially reasonable efforts to obtain the withdrawal of the stop order at the earliest possible moment. The Company shall use commercially reasonable efforts to comply with the provisions of and make all requisite filings with the Commission

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pursuant to Rules 424(b), 430A, 430B, 430C and 462(b) of the Rules and Regulations and to notify the Agents promptly of all such filings.
(d)Executed Registration Statements. The Company shall furnish to the Agents, without charge, two signed copies of the Registration Statement and of any post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto (including any document filed under the Exchange Act that is deemed to be incorporated by reference into the Prospectus), provided, however, that the Company shall have no obligation to provide the Agents with any such document filed on EDGAR.
(e)Undertakings. The Company and the Operating Partnership shall comply with all the provisions of any undertakings contained or required to be contained in the Registration Statement.
(f)Prospectus. The Company shall furnish to the Agents, without charge, as many copies of the Prospectus and any amendment or supplement thereto as the Agents may reasonably request (to the extent not previously delivered or filed on EDGAR) via electronic mail in “.pdf” format and, at the Agents’ request, to furnish copies of the Prospectus to the NYSE and each other exchange or market on which sales of the Shares were or are expected to be effected, in each case, as may be required by the rules or regulations of the NYSE or such other exchange or market. The Company consents to the use of the Prospectus and any amendment or supplement thereto by the Agents during the Prospectus Delivery Period. If the Agents are required to deliver, under the Act (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule), a prospectus relating to the Shares after the nine-month period referred to in Section 10(a)(3) of the Act, or after that time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Act, then, upon the request of the Agents, and at the Company’s own expense, the Company shall prepare and deliver to the Agents as many copies as the Agents may request of an amended Registration Statement or amended and supplemented Prospectus complying with Item 512(a) of Regulation S-K or Section 10(a)(3) of the Act, as the case may be.
(g)Permitted Free Writing Prospectuses. The Company and the Operating Partnership represent and agree that they have not made and, unless they obtain the prior written consent of the Agents, shall not make, any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 of the Rules and Regulations, which is required to be retained by the Company under Rule 433 of the Rules and Regulations, provided that the prior written consent of the Agents hereto shall be deemed to have been given in respect of each of the free writing prospectuses set forth in Schedule 3 hereto. Any such free writing prospectus consented to by the Agents is herein referred to as a “Permitted Free Writing Prospectus.” The Company represents and agrees that (i) it has treated and shall treat, as the case may be, each Permitted Free Writing Prospectus as a “free writing prospectus” as defined in Rule 405 of the Rules and Regulations and (ii) it has complied and shall comply, as the case may be, with the requirements of Rules 164 and 433 of the Act applicable to any Permitted Free Writing Prospectus, including, without limitation, in respect of timely filing with the Commission,

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legending and record-keeping. The Company agrees not to take any action that would result in the Agents or the Company being required to file pursuant to Rule 433(d) under the Act a free writing prospectus prepared by or on behalf of the Agents that the Agents otherwise would not have been required to file thereunder.
(h)Registration Statement Renewal Deadline. If, immediately prior to the third anniversary of the initial effective date of the Registration Statement relating to the Shares (the “Renewal Deadline”), any of the Shares remain unsold by the Agents, the Company shall prior to the Renewal Deadline (i) file, if it has not already done so (subject to subsection (a) of this Section 3), a new shelf registration statement relating to the Shares or a new shelf registration statement together with a new prospectus supplement relating to the Shares, in either case in a form satisfactory to the Agents, (ii) use commercially reasonable efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline (if the Company is not then eligible to file an automatic shelf registration statement) and (iii) take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated herein and in the expired registration statement relating to the Shares. References herein to the Registration Statement relating to the Shares shall include any new shelf registration statement contemplated by this Section 3(h), references herein to the Basic Prospectus relating to the Shares shall include any new prospectus contained in such new shelf registration statement and references herein to the Prospectus Supplement relating to the Shares shall include any new prospectus supplement contemplated by this Section 3(h).
(i)Notice of Inability To Use Automatic Shelf Registration Statement Form. If, at any time when the Shares remain unsold by the Agents, the Company receives from the Commission a notice pursuant to Rule 401(g)(2) of the Rules and Regulations or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company shall (i) promptly notify the Agents, (ii) promptly file a new registration statement or post-effective amendment to the existing Registration Statement on the proper form relating to the Shares, in a form satisfactory to the Agents and subject to subsection (a) of this Section 3, (iii) use commercially reasoanble efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable, and (iv) promptly notify the Agents upon such effectiveness. The Company shall take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated herein and in the Registration Statement that was the subject of the notice pursuant to Rule 401(g)(2) or for which the Company has otherwise become ineligible to use. References herein to the Registration Statement relating to the Shares shall include such new registration statement or post-effective amendment, as the case may be, references herein to the Basic Prospectus relating to the Shares shall include any new prospectus contained in such new registration statement and references herein to the Prospectus Supplement relating to the Shares shall include any new prospectus supplement contemplated by this Section 3(h).
(j)Filing Fees. The Company agrees to pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

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(k)Compliance with Blue Sky Laws. The Company and the Operating Partnership shall cooperate with the Agents and counsel therefor in connection with the registration or qualification (or the obtaining of exemptions therefrom) of the Shares for the offering and sale under the securities or Blue Sky laws of such jurisdictions as the Agents may request, and to continue such registration or qualification in effect so long as necessary under such laws for the distribution of the Shares; provided, however, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject (except service of process with respect to the offering and sale of the Shares).
(l)Delivery of Financial Statements. During the term of this Agreement and for a period of two years following the termination hereof, the Company and the Operating Partnership shall furnish to the Agents copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock, and shall furnish to the Agents a copy of each annual or other report it shall be required to file with the Commission provided, however, that the Company shall have no obligation to provide the Agents with any such document filed on EDGAR.
(m)Availability of Earnings Statements. The Company shall make generally available to holders of its securities and the Agents as soon as may be practicable but in no event later than the last day of the 15th full calendar month following the date hereof, an earnings statement (which need not be audited but shall be in reasonable detail) covering the period of 12 months commencing after the date hereof, and satisfying the provisions of Section 11(a) of the Act (including Rule 158 of the Rules and Regulations).
(n)Reimbursement of Certain Expenses. Whether or not any of the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and the Operating Partnership, jointly and severally agree, that they shall pay, or reimburse if paid by the Agents, all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including, without limitation, costs and expenses of or relating to (i) the preparation, printing and filing of the Registration Statement and exhibits to it, each Permitted Free Writing Prospectus, the Prospectus and any amendment or supplement to the Registration Statement or the Prospectus (including the filing fees payable to the Commission relating to the Shares within the time required by Rule 456 of the Rules and Regulations), (ii) the preparation and delivery of certificates representing the Shares, (iii) the printing of this Agreement, (iv) furnishing (including costs of shipping, mailing and courier) such copies of the Registration Statement, the Prospectus, and any Permitted Free Writing Prospectus, and all amendments and supplements thereto, as may be requested for use in connection with the offering and sale of the Shares by the Agents, (v) the listing of the Shares on the NYSE, (vi) any filings required to be made by the Agents with FINRA, and the reasonable fees, disbursements and other charges of counsel for the Agents in connection therewith, (vii) the registration or qualification of the Shares for offer and sale under the Act and the securities or Blue Sky laws of such jurisdictions designated pursuant to subsection (k) of this Section 3, including the reasonable fees, disbursements and other charges of counsel to the Agents in

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connection therewith, and, if requested by the Agents, the preparation and printing of preliminary, supplemental and final Blue Sky or Legal Investment memoranda, up to a maximum aggregate amount of $2,000, (viii) counsel to the Company, (ix) The Depository Trust Company and any other depositary, transfer agent or registrar for the Shares, (x) Grant Thornton LLP (the “Accountant”), (xi) the marketing of the offering by the Company, including, without limitation, all costs and expenses of commercial airline tickets, hotels, meals and other travel expenses of officers, employees, agents and other representatives of the Company, (xii) all out-of-pocket fees, disbursements and other charges of the Agents incurred in connection with the offering, including, without limitation, the reasonable fees and disbursements of counsel to the Agents and (xiii) all fees, costs and expenses for consultants used by the Company in connection with the offering; provided, however, the fees and expenses of Agents’ counsel subject to reimbursement by the Company pursuant to clause (xii) of this Section 3(n): (A) shall not exceed $100,000 with respect to the establishment of the at-the-market program contemplated by this Agreement, including the negotiation, preparation and execution of this Agreement, and (B) shall not exceed $25,000 per year (with the first such year commencing on the date of execution of this Agreement) with respect to the ongoing implementation of the at-the-market program contemplated by this Agreement. For the avoidance of doubt, the parties acknowledge that except as provided in this Section 3(n) and Section 7 hereof, the Agents will pay all of their own out-of-pocket costs and expenses incurred in connection with entering into this Agreement and the transactions contemplated by this Agreement.
(o)No Stabilization or Manipulation. The Company shall not at any time, directly or indirectly (including, without limitation, through the Subsidiaries), take any action intended to cause or result in, or which might reasonably be expected to cause or result in, or which will constitute, stabilization or manipulation, under the Act or otherwise, of the price of the Common Shares to facilitate the sale or resale of any of the Shares.
(p)Use of Proceeds. The Company and the Operating Partnership shall apply the net proceeds from the offering and sale of the Shares to be sold by the Company in the manner set forth in the Prospectus under “Use of Proceeds.”
(q)Clear Market. The Company shall not offer to sell, sell, pledge, hypothecate, contract or agree to sell, purchase any option to sell, grant any option for the purchase of, lend, or otherwise dispose of, directly or indirectly, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or warrants or other rights to acquire Common Shares or any other securities of the Company that are substantially similar to the Common Shares or permit the registration under the Act of any Common Shares, in each case without giving the Agents at least three business days’ prior written notice specifying the nature and date of such proposed transaction. Notwithstanding the foregoing, the Company may (i) register the offering and sale of the Shares through the Agents pursuant to this Agreement, (ii) issue Common Shares upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, (iii) issue Common Shares, options to purchase Common Shares or other permitted awards granted pursuant to equity incentive compensation plans of the Company or (iv) issue Common Shares pursuant to any non-employee trustee stock plan, dividend reinvestment plan or stock

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purchase plan of the Company. If notice of a proposed transaction is provided by the Company pursuant to this subsection (q), the Agents may suspend activity of the transactions contemplated by this Agreement for such period of time as may be requested by the Company or as may be deemed appropriate by the Agents.
(r)Stock Exchange Listing. The Company shall use its commercially reasonable efforts to cause the Shares to be listed on the NYSE and to maintain such listing.
(s)Additional Notices. The Company shall notify the Agents immediately after it shall have received notice or obtained knowledge of any information or fact that would alter or affect any opinion, certificate, letter or any other document provided to the Agents pursuant to Section 4 below.
(t)Representation Date Certificates. Upon commencement of the offering of the Shares under this Agreement (and upon the commencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder), and each time that the Registration Statement or the Prospectus is amended or supplemented (other than by the filing with the Commission of any document incorporated by reference therein (excluding supplements not related to the Shares), which shall be subject to the provisions of subclause below, and other than a prospectus supplement filed pursuant to Rule 424(b) under the Act, relating solely to the offering of securities pursuant to the Registration Statement other than the Shares), (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than a Current Report on Form 8-K, unless the Agents shall otherwise reasonably request based on the event or events reported in such Current Report on Form 8-K), the Agents may reasonably request, provided that the Agents shall not make such a request during periods that the Company is not proposing Agency Transactions to the Agents, and  Shares are delivered to the Agents pursuant to a Terms Agreement or Confirmation (such commencement date, any such recommencement date, if applicable, and each such date referred to in clauses (i), (ii), (iii) and (iv) above, except as otherwise agreed between the Company and the Agents, a “Representation Date”), to furnish or cause to be furnished to the Agents forthwith a certificate dated and delivered as of such date, in form reasonably satisfactory to the Agents, to the effect that the statements contained in the certificate(s) referred to in Section 4(c) are true and correct at the time of such commencement, recommencement, amendment, supplement or filing, as the case may be, as though made at and as of such time and modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.
(u)Company Counsel Legal Opinions. On each Representation Date, the Company shall cause to be furnished to the Agents, addressed to the Agents and in form and substance satisfactory to the Agents, written opinions and a negative assurance letter of Taft Stettinius & Hollister LLP, outside counsel for the Company, to the effect set forth in Exhibits C-1 and C-2 hereto, the written opinions of the General Counsel for the Company to the effect set forth in Exhibit C-3 hereto, and a written opinion of Hunton Andrews Kurth LLP, outside tax counsel for the Company, to the effect set forth in Exhibit C-4 hereto, as described in Section 4(d), but modified as necessary to relate to the Registration Statement and the Prospectus as

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amended and supplemented to the time of delivery of such opinion. In lieu of delivering such an opinion for dates subsequent to the commencement of the offering of the Shares under this Agreement such counsel may furnish the Agents with a letter (a “Reliance Letter”) to the effect that the Agents may rely on a prior opinion delivered under this Section 3(u) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of such subsequent date).
(v)Comfort Letters. On each Representation Date, the Company shall cause the Accountant to deliver to the Agents the comfort letter described in Section 4(f).
(w)Due Diligence. The Company shall reasonably cooperate with any reasonable due diligence review requested by the Agents or their counsel from time to time in connection with the transactions contemplated hereby or any Terms Agreement or Confirmation, including, without limitation, (i) prior to the open of trading on each intended purchase date and any Time of Sale or Settlement Date, making available appropriate corporate officers of the Company and, upon reasonable request, representatives of the Accountant for an update on diligence matters with representatives of the Agents and their counsel and (ii) at each Representation Date or otherwise as the Agents may reasonably request, providing information and making available documents and appropriate corporate officers of the Company and representatives of the Accountant for one or more due diligence sessions with representatives of the Agents and their counsel.
(x)Reservation of the Shares. The Company shall reserve and keep available at all times, free of preemptive rights, Shares for the purpose of enabling the Company to satisfy its obligations hereunder.
(y)Trading. The Company hereby consents to any Agent trading in the Common Shares for such Agent’s own account and for the account of its clients at the same time as sales of the Shares pursuant to this Agreement.
(z)Deemed Representations and Warranties. The Company hereby agrees that each acceptance by it of an offer to purchase Shares hereunder shall be deemed to be (i) an affirmation to the Agents that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance as though made at and as of such date and (ii) an undertaking that such representations and warranties will be true and correct as of the Time of Sale and the Settlement Date for the Shares relating to such acceptance as though made at and as of each of such dates (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the date of such acceptance, such Time of Sale or such Settlement Date, as the case may be).
(aa)Board Authorization. Prior to delivering a Placement Notice or notice of the proposed terms of a Placement pursuant to Section 1 (or at such time as otherwise agreed between the Company and the Agents), the Company shall have (i) obtained from its board of trustees or a duly authorized committee established thereby all necessary corporate authority for

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the sale of the Shares pursuant to the relevant Agency Transaction, Principal Transaction or Placement, as the case may be, and (ii) provided to the Agents a copy of the relevant board resolutions or other authority.
(ab)Offer To Refuse To Purchase. If to the knowledge of the Company any condition set forth in Section 4(a) of this Agreement shall not have been satisfied on the applicable Settlement Date, the Company shall offer to any person who has agreed to purchase Shares from the Company as the result of an offer to purchase solicited by the Agents the right to refuse to purchase and pay for such Shares.
(ac)Exchange Act Reports. The Company shall, subject to subsection (a) of this Section 3, timely file all reports and any definitive proxy or information statements required to be filed by the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and for the duration of the Prospectus Delivery Period and disclose in its quarterly reports on Form 10-Q and in its annual report on Form 10-K a summary detailing, for the relevant reporting period, the number of Shares sold through or to the Agents under this Agreement, the net proceeds received by the Company from such sales and the compensation paid by the Company to the Agents with respect to such sales. In lieu of compliance with the requirement set forth in clause (ii) of the immediately preceding sentence, the Company may prepare a prospectus supplement with such summary information and, at least once a quarter and subject to subsection (a) of this Section 3, file such prospectus supplement pursuant to Rule 424(b) under the Act (and within the time periods required by Rule 424(b) and Rule 430A, 430B or 430C under the Act).
(ad)REIT Qualification. The Company will use commercially reasonable efforts to continue to meet the requirements for qualification and taxation as a REIT under the Code, subject to any future determination by the Company’s board of trustees that it is no longer in the Company’s best interests to qualify as a REIT.
4.Conditions of the Agents’ Obligations. The obligations of each Agent hereunder are subject to (i) the accuracy of the representations and warranties of the Company and the Operating Partnership on the date hereof, on each Representation Date and as of each Time of Sale and Settlement Date, (ii) the performance by the Company and the Operating Partnership of their obligations hereunder and (iii) the following additional conditions:
(a)No Stop Orders, Requests for Information and No Amendments. (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or are, to the knowledge of the Company, threatened by the Commission, and the Company shall not have received from the Commission any notice pursuant to Rule 401(g)(2) of the Act objecting to use of the automatic shelf registration statement form, (ii) no order suspending the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by the authorities of any such jurisdiction, (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (iv) after the date hereof no amendment or

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supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to the Agents and the Agents did not object thereto.
(b)No Material Adverse Effect. Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus, except as described in the Registration Statement and the Prospectus, there shall not have been a Material Adverse Effect.
(c)Officers’ Certificates. The Agents shall have received, on each Representation Date, one or more accurate certificates, signed by an executive officer of the Company, in form and substance satisfactory to the Agents, to the effect set forth in clauses (a) and (b) above and to the effect that:
(i)each signer of such certificate has carefully examined the Registration Statement, the Prospectus (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus) and each Permitted Free Writing Prospectus, if any;
(ii)as of such date and as of each Time of Sale subsequent to the immediately preceding Representation Date, if any, neither the Registration Statement, the Prospectus nor any Permitted Free Writing Prospectus contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;
(iii)each of the representations and warranties of the Company and the Operating Partnership contained in this Agreement are, as of such date and each Time of Sale subsequent to the immediately preceding Representation Date, if any, true and correct, except to the extent such representation or warranty speaks as of a specific date, in which case, such representation or warranty was true and correct as of such specific date; and
(iv)each of the covenants and agreements required herein to be performed by the Company and the Operating Partnership on or prior to such date has been duly and timely performed in all material respects and each condition herein required to be complied with by the Company and the Operating Partnership on or prior to such date has been duly and timely complied with in all material respects.
(d)Opinions of Counsel to the Company. The Agents shall have received, on each Representation Date, the written opinions and negative assurance letter of Taft Stettinius & Hollister LLP, outside counsel for the Company, the written opinions of the General Counsel for the Company and a written opinion of Hunton Andrews Kurth LLP, outside tax counsel for the Company, or other counsel satisfactory to the Agents, in form and substance satisfactory to the Agents, and addressed to the Agents, to the effect set forth in Exhibit C-1, Exhibit C-2, Exhibit C-3 and Exhibit C-4.
(e)Opinion of Counsel to the Agents. The Agents shall have received, on the Representation Date, an opinion of Mayer Brown LLP, outside counsel for the Agents, as of

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such date and addressed to the Agents, in form and substance reasonably satisfactory to the Agents.
(f)Accountant’s Comfort Letter. The Agents shall have received, on each Representation Date, a letter from the Accountant addressed to the Agents and in form and substance reasonably satisfactory to the Agents, (i) confirming that the Accountant is an independent registered public accounting firm within the meaning of the Act, the Exchange Act and the PCAOB, (ii) stating, as of such date, the conclusions and information of the type ordinarily included in accountant’s “comfort letter” to sales agents in connection with registered “at the market” offerings with respect to the audited and unaudited financial statements and certain other financial information contained or incorporated by reference in the Registration Statement and the Prospectus (the first such letter, the “Initial Comfort Letter”) and (iii) in the case of any such letter after the Initial Comfort Letter, updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, as amended or supplemented to the date of such letter.
(g)Due Diligence. The Company shall have complied with all of its due diligence obligations required pursuant to Section 3(w).
(h)Compliance with Blue Sky Laws. The Shares shall be qualified for sale in such states and jurisdictions as the Agents may reasonably request, including, without limitation, the provinces and territories of Canada and other jurisdictions outside the United States, and each such qualification shall be in effect and not subject to any stop order or other proceeding on the relevant Representation Date.
(i)Stock Exchange Listing. The Shares shall have been approved for listing on the NYSE, subject only to notice of issuance at or prior to the applicable Settlement Date.
(j)Regulation M. The Common Shares shall be an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.
(k)Additional Certificates. The Company shall have furnished to the Agents such certificate or certificates, in addition to those specifically mentioned herein, as the Agents may have reasonably requested as to the accuracy and completeness at each Representation Date of any statement in the Registration Statement or the Prospectus or any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus, as to the accuracy at such Representation Date of the representations and warranties of the Company herein, as to the performance by the Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Agents.
(l)     Prior to any offer or sales of Forward Hedge Shares by an Agent, the Company shall have executed and delivered a Master Confirmation to the applicable Forward Purchaser substantially in the form set forth in Schedule D hereto relating to such Forward;

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provided that the Company shall be required to only execute one Master Confirmation with each Forward Purchaser.
(m)     Prior to the first trading day following the applicable Hedge Completion Date relating to any Forward, the Company shall have executed and delivered a Supplemental Confirmation to the applicable Forward Purchaser substantially in the form set forth in Schedule D hereto relating to such Forward.
5.Indemnification.
(a)Indemnification of the Agents. The Company and the Operating Partnership, jointly and severally, agree to indemnify and hold harmless each Agent, the directors, officers, employees, counsel and agents of each Agent and each person, if any, who controls such Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, liabilities, expenses and damages (including, without limitation, any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding between any of the indemnified parties, on the one hand, and any indemnifying parties, on the other hand, or between any indemnified party and any third party, or otherwise, or any claim asserted), to which they, or any of them, may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rules 430A, 430B or 430C under the Act, as applicable, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Permitted Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) any untrue statement or alleged untrue statement of a material fact contained in any materials or information provided to investors by, or with the approval of, the Company and the Operating Partnership in connection with the marketing of the offering of the Shares, including any roadshow or investor presentations made to investors by the Company and the Operating Partnership (whether in person or electronically) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company and the Operating Partnership shall not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Shares in the public offering to any person by the Agents and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with the Provided Information. The indemnity obligation in this Section 5(a) is in addition to any liability that the Company or the Operating Partnership might otherwise have under applicable law.

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(b)Indemnification of the Company and the Operating Partnership. Each Agent, severally and not jointly, agrees to indemnify and hold harmless the Company and the Operating Partnership, their agents, each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each trustee of the Company and each officer of the Company who signs the Registration Statement to the same extent as the foregoing indemnity in Section 5(a) from the Company and the Operating Partnership to the Agents, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Provided Information. The indemnity obligation in this Section 5(b) is in addition to any liability that the Agents might otherwise have under applicable law.
(c)Indemnification Procedures. Any party that proposes to assert the right to be indemnified under this Section 5 shall, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 5, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party under the foregoing provisions of this Section 5 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects, by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iv) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel shall be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate counsel (in addition to any local counsel) at any one time for all such

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indemnified party or parties. All such fees, disbursements and other charges shall be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party shall not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld or delayed). No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 5 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Notwithstanding the foregoing, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 5(c), the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.
(d)Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 5 is applicable in accordance with its terms but for any reason is held to be unavailable to an indemnified party under subsections (a) and (b) of this Section 5, the Company, the Operating Partnership and the Agents shall contribute to the total losses, claims, liabilities, expenses and damages (including, without limitation, any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company or the Operating Partnership from persons other than the Agents, such as persons who control the Company within the meaning of the Act, officers of the Company and trustees of the Company, who also may be liable for contribution) to which the Company and the Operating Partnership, on the one hand, and the Agents, on the other hand, may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Operating Partnership on the one hand, and the Agents, on the other hand. The relative benefits received by the Company and the Operating Partnership, on the one hand, and the Agents, on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Operating Partnership bear to the sum of (i) the total compensation to the Agents pursuant to Section 1(a)(v) (in the case of one or more Agency Transactions hereunder) and (ii) the underwriting discounts and commissions received by the Agents as set forth in the table on the cover page of the Prospectus (in the case of one or more Principal Transactions or Placements, pursuant to Confirmations or Terms Agreements, respectively). If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company and the Operating Partnership, on the one hand, and the

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Agents, on the other hand, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Operating Partnership or the Agents, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this subsection (d) shall be deemed to include, for purpose of this subsection (d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Agents shall not be required to contribute any amount in excess of the sum of (i) the total compensation to the Agents pursuant to Section 1(a)(v) (in the case of one or more Agency Transactions hereunder) and (ii) the underwriting discounts and commissions received by the Agents as set forth in the table on the cover page of the Prospectus (in the case of one or more Principal Transactions or Placements pursuant to Confirmations or Terms Agreements, respectively), and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this subsection (d), any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this subsection (d), will notify any such party from whom contribution may be sought, but the omission to so notify will not relieve the party from whom contribution may be sought from any other obligation it may have under this subsection (d). No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).
(e)Survival. The obligations of the Company and the Operating Partnership under this Section 5 shall be in addition to any liability which the Company and the Operating Partnership may otherwise have and shall extend, upon the same terms and conditions, to any affiliate of each Agent and each person, if any, who controls each Agent or any such affiliate within the meaning of the Act; and the obligations of the Agents under this Section 5 shall be in addition to any liability that they may otherwise have and shall extend, upon the same terms and conditions, to each officer and trustee of the Company and to each person, if any, who controls the Company within the meaning of the Act. The indemnity and contribution agreements contained in this Section 5 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Agents, (ii) acceptance of any of the Shares and payment therefor or (iii) any termination of this Agreement.

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6.Termination.
(a)The Company may terminate this Agreement in its sole discretion at any time upon giving prior written notice to the Agents. Any such termination shall be without liability of any party to the other party, except that (i) with respect to any pending sale, the obligations of the Company, including, without limitation, in respect of compensation to the Agents, shall remain in full force and effect notwithstanding such termination; and (ii) the provisions of Sections 2, 3 (except that if no Shares have been previously sold hereunder or under any Terms Agreement or Confirmation, only Section 3(n)), 5 and 7(d) of this Agreement shall remain in full force and effect notwithstanding such termination. In the case of any sale by the Company pursuant to a Terms Agreement or Confirmation, the obligations of the Company pursuant to such Terms Agreement or Confirmation may not be terminated by the Company without the prior written consent of the Agents party to such Terms Agreement or Confirmation.
(b)Each Agent may terminate this Agreement in its sole discretion at any time upon giving prior written notice to the Company. Any such termination shall be without liability of any party to the other party, except that (i) with respect to any pending sale, the obligations of the Company, including, without limitation, in respect of compensation of the Agents, shall remain in full force and effect notwithstanding such termination; and (ii) the provisions of Sections 2, 3 (except that if no Shares have been previously sold hereunder or under any Terms Agreement or Confirmation, only Section 3(n)), 5 and 7 of this Agreement shall remain in full force and effect notwithstanding such termination. In the case of any purchase by any of the Agents pursuant to a Terms Agreement or Confirmation, such Agent may, by written notice to the Company, terminate its obligations pursuant to such Terms Agreement or Confirmation at any time prior to or on the Settlement Date if, since the time of execution of the Terms Agreement, the Confirmation or the respective dates as of which information is given in the Registration Statement and the Prospectus:
(i)trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market;
(ii)trading generally shall have been suspended or limited on or by, as the case may be, any “national securities exchange” (as defined in the Exchange Act), or minimum or maximum prices shall have been generally established on any such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by any such exchange or by order of the Commission or any court or other governmental authority;
(iii)a general banking moratorium shall have been declared by any of federal, New York or Delaware authorities;
(iv)the United States shall have become engaged in new hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect

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of international conditions on the financial markets in the United States shall be such), or any other calamity or crisis shall have occurred, the effect of any of which is such as to make it impracticable or inadvisable to market the Shares on the terms and in the manner contemplated by the Prospectus;
(v)if the Company or any of the Subsidiaries shall have sustained a loss material or substantial to the Company or any of the Subsidiaries by reason of flood, fire, accident, hurricane, earthquake, theft, sabotage, or other calamity or malicious act, whether or not such loss shall have been insured, the effect of any of which is such as to make it impracticable or inadvisable to market the Shares on the terms and in the manner contemplated by the Prospectus; or
(vi)if there shall have been a Material Adverse Change.
(c)This Agreement shall remain in full force and effect until the earliest to occur of (i) termination of this Agreement pursuant to subsection (a) or (b) above or otherwise by mutual written agreement of the parties and (ii) such date that the aggregate gross sales proceeds of the Shares sold pursuant to this Agreement (including, without limitation, one or more Terms Agreements or Confirmations pursuant hereto) equals the Maximum Amount, in each case except that (x) with respect to any pending sale, the obligations of the Company, including, without limitation, in respect of compensation of the Agents, shall remain in full force and effect notwithstanding such termination; and (y) the provisions of Sections 2, 3 (except that if no Shares have been previously sold hereunder or under any Terms Agreement or Confirmation, only Section 3(n)), 5 and 7(j) of this Agreement shall remain in full force and effect notwithstanding such termination.
(d)Any termination of this Agreement shall be effective on the date specified in the notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agents or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall settle in accordance with the provisions of Section 1 or in accordance with the relevant Terms Agreement or Confirmation.
7.Miscellaneous.
(a)Notices. Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed, hand delivered or telecopied and, if to the Agents, shall be sufficient in all respects if delivered or sent to BMO Capital Markets Corp., 3 Times Square, 25th Floor, New York, New York 10036, Attention: Equity Capital Markets Desk, with a copy to the Legal Department, Fax No. (212) 702-1205; BofA Securities, Inc., One Bryant Park, New York, NY 10036, Attention: Equity Capital Markets, Facsimile : (646) 855-5958; BTIG, LLC, 65 East 55th Street New York, New York 10022, Attention: ATM Trading Desk, Email: BTIGUSATMTrading@btig.com; Jefferies LLC, 520 Madison Avenue, New York, New York 10022, Attention: General Counsel; Piper Sandler & Co., 1251 Avenue of the Americas, 6th Floor, New York, New York 10020, Attention: FSG Chief Counsel; Raymond James & Associates, Inc., 880 Carillon Pkwy., St. Petersburg, Florida

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33716, Attention: Brad Cole, General Counsel, Global Equities; and UBS Securities LLC, 1285 Avenue of the Americas, New York, New York 10019 and, if to the Company or the Operating Partnership it shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at Investors Real Estate Trust, 800 LaSalle Ave., Suite 1600, Minneapolis, Minnesota 55402, Attention: General Counsel. Any such notice shall be effective only upon receipt. Any notice under Section 5 may be made by telecopy or telephone, but if so made shall be subsequently confirmed in writing (which may include, in the case of the Agents, electronic mail to any Authorized Company Representative).
(b)Recognition of U.S. Special Resolution Regimes. In the event that any Agent that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Agent of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States. In the event that any Agent that is a Covered Entity or a BHC Act Affiliate of such Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States. As used in this Section, the following terms have the respective meanings set forth below: (i) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (ii) “Covered Entity” means any of (x) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (y) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b), or (z) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (iii) “Default Rights” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (iv) “U.S. Special Resolution Regime” means each of (x) the Federal Deposit Insurance Act of 1950, as amended, and the regulations promulgated thereunder and (y) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as amended, and the regulations promulgated thereunder.
(c)No Third Party Beneficiaries. The Company and the Operating Partnership acknowledge and agree that each Agent is acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Operating Partnership with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, the Agents are not advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction in connection with the transactions contemplated by this Agreement or any matters related thereto. The Company and the Operating Partnership shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Agents shall have no responsibility or liability to the Company with respect thereto. Any review by the Agents of the Company, the transactions

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contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Agents and shall not be on behalf of the Company and/or the Operating Partnership.
(d)Survival of Representations and Warranties. All representations, warranties and agreements of the Company and the Operating Partnership contained herein or in certificates or other instruments delivered pursuant hereto (including, without limitation, any Terms Agreement or Confirmation) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Agents or any of their controlling persons and shall survive delivery of and payment for the Shares hereunder.
(e)Disclaimer of Fiduciary Relationship. The Company and the Operating Partnership acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the terms of the offering and any related discounts and commissions, is an arm’s length commercial transaction between the Company and the Operating Partnership, on the one hand, and the Agents, on the other hand, (ii) in connection with the offering contemplated by this Agreement and the process leading to such transaction, each Agent owes no fiduciary duties to the Company, the Operating Partnership, or its securityholders, creditors, employees or any other party, (iii) each Agent has not assumed and will not assume any advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Shares contemplated by this Agreement or the process leading thereto (irrespective of whether any Agent or its affiliates has advised or is currently advising the Company on other matters) and no Agent has any obligation to the Company with respect to the offering of the Shares contemplated by this Agreement except the obligations expressly set forth in this Agreement, (iv) each Agent and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and (v) each Agent has not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated by this Agreement and the Company and the Operating Partnership have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.
(f)Adjustments for Stock Splits. The parties acknowledge and agree that all share related numbers contained in this Agreement shall be adjusted to take into account any stock split effected with respect to the Shares.
(g)Governing Law. THIS AGREEMENT AND EACH TERMS AGREEMENT OR CONFIRMATION, AND ANY DISPUTE, CLAIM OR CONTROVERSY ARISING UNDER OR RELATED TO THIS AGREEMENT OR SUCH TERMS AGREEMENT OR CONFIRMATION, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE. Each party hereto hereby irrevocably submits for purposes of any action arising from this Agreement or any Terms Agreement or Confirmation brought by the other party hereto to the jurisdiction of the courts of New York State located in the Borough of Manhattan and the U.S. District Court for the Southern District of New York.

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(h)Counterparts. This Agreement and each Terms Agreement or Confirmation may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.
(i)Survival of Provisions Upon Invalidity of Any Single Provision. In case any provision in this Agreement or any Terms Agreement or Confirmation shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
(j)Waiver of Jury Trial. Each of the Company, the Operating Partnership and the Agents hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this Agreement, any Terms Agreement or Confirmation or the transactions contemplated hereby or thereby.
(k)Titles and Subtitles. The titles of the sections and subsections of this Agreement and any Terms Agreement or Confirmation are for convenience and reference only and are not to be considered in construing this Agreement or such Terms Agreement.
(l)Entire Agreement. Other than the terms set forth in each Placement Notice delivered hereunder and each Terms Agreement or Confirmation executed and delivered pursuant hereto, this Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. Neither this Agreement nor any Terms Agreement or Confirmation may be amended or otherwise modified or any provision hereof waived except by an instrument in writing signed by the Agents, the Operating Partnership and the Company.
(m)Successors and Assigns. This Agreement shall be binding upon each Agent and the Company and the Operating Partnership and their successors and assigns and any successor or assign of any substantial portion of the Company’s and the Operating Partnership’s and each Agent’s respective business or assets.

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Please confirm that the foregoing correctly sets forth the agreement between the Company, the Operating Partnership and the Agents.

Very truly yours,

CENTERSPACE, A NORTH DAKOTA REAL ESTATE INVESTMENT TRUST

By:
Name: Mark O. Decker, Jr.
Title: Chief Executive Officer

CENTERSPACE, LP A NORTH DAKOTA LIMITED PARTNERSHIP

By:
Name: Mark O. Decker, Jr.
Title: Chief Executive Officer of Centerspace, Inc., the General Partner
By:
Name: Anne Olson.
Title: Chief Operating Officer and Executive Vice President of Centerspace, Inc., the General Partner

[Signature Page to the Equity Distribution Agreement]

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Confirmed as of the date first above mentioned:

BANK OF MONTREAL By: Name: Title: BMO CAPITAL MARKETS CORP. By: Name: Title:

[Signature Page to the Equity Distribution Agreement]

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BANK OF AMERICA, N.A

By:
    Name:
    Title:
BOFA SECURITIES, INC.

By:
    Name:
    Title:

[Signature Page to the Equity Distribution Agreement]

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BTIG, LLC

By:
    Name:
    Title:

[Signature Page to the Equity Distribution Agreement]

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JEFFERIES LLC

By:
    Name:
    Title:

[Signature Page to the Equity Distribution Agreement]

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PIPER SANDLER & CO.

By:
    Name:
    Title:

[Signature Page to the Equity Distribution Agreement]

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RAYMOND JAMES & ASSOCIATES, INC.

By:
    Name:
    Title:

[Signature Page to the Equity Distribution Agreement]

743665021

UBS AG LONDON BRANCH

By:
    Name:
    Title:

By:
    Name:
    Title:

UBS SECURITIES LLC

By:
    Name:
    Title:

By:
    Name:
    Title:
[Signature Page to the Equity Distribution Agreement]

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SCHEDULE 1
AUTHORIZED COMPANY REPRESENTATIVES

Mark O. Decker, Anne Olson and John Kirchmann.
Sch. 1-1

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SCHEDULE 2
The information in the first three sentences of the first paragraph under the caption “Plan of Distribution (Conflicts of Interest) —Other Relationships” and the second and third sentences of the first paragraph under the caption “Plan of Distribution (Conflicts of Interest) —Conflict of Interest.”
Sch. 2-1

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SCHEDULE 3
ISSUER FREE WRITING PROSPECTUSES
None as of the date of this Equity Distribution Agreement to which this Schedule is attached.
Sch. 3-1

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SCHEDULE 4
SCHEDULE OF SUBSIDIARIES

NAME OF SUBSIDIARY	PLACE OF INCORPORATION OR ORGANIZATION
IRET-71 France, LLC	North Dakota
IRET - Ashland Apartments, LLC	Delaware
IRET - Canyon Lake, LLC	North Dakota
IRET - Cardinal Point, LLC	North Dakota
IRET - Cimarron Hills, LLC	North Dakota
IRET - Colony Apartments (NE), LLC	Delaware
IRET-Cypress Court Apartments, LLC	North Dakota
IRET - Grandeville, LLC	North Dakota
IRET - Homestead Gardens II, LLC	Delaware
Centerspace, Inc.*	North Dakota
IRET - Lakeside Apartments (NE), LLC	Delaware
IRET - Olympic Village (MT), LLC	North Dakota
Centerspace, LP *	North Dakota
IRET-QR, LLC	Delaware
IRET-Quarry Ridge, LLC	Delaware
IRET-RED 20, LLC	North Dakota
IRET - Rimrock, LLC	North Dakota
IRET - Rocky Meadows, LLC	North Dakota
IRET - SH1, LLC	North Dakota
IRET - Silver Spring, LLC	Delaware
IRET - Thomasbrook Apartments, LLC	North Dakota
IRET - Whispering Ridge Apartments, LLC	Delaware
IRET - Ironwood, LLC	Minnesota
CSR - Windsor Gates, LLC	Minnesota
CSR - Grove Ridge, LLC	Minnesota
CSR - Bayberry Place, LLC	Minnesota
CSR - River Pointe, LLC	Minnesota
CSR - Woodhaven Group, LLC	Minnesota
CSR - The Calhoun, LLC	Minnesota
CSR - New Hope Hillsboro, LLC	Minnesota
CSR - West Calhoun, LLC	Minnesota
CSR - New Hope Village, LLC	Minnesota
CSR - Wingate Realty, LLC	Minnesota
CSR - Plymouth Pointe, LLC	Minnesota
Sch. 4-1

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CSR - Southdale Parc, LLC	Minnesota
CSR - Palisades, LLC	Minnesota
CSR - Pointe West, LLC	Minnesota
CSR - Gatewood Waite Park, LLC	Minnesota
CSR - Legacy Waite Park, LLC	Minnesota
CSR - Woodland Pointe, LLC	Minnesota
IRET - South Fork Apartments, LLC	North Dakota
IRET - West Stonehill Apartments, LLC	North Dakota

Sch. 4-2

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EXHIBIT A-1
FORM OF REGULAR PLACEMENT NOTICE
[Company Letterhead]

[_______], 20[__]
[•]
VIA EMAIL
TRANSACTION NOTICE
Ladies and Gentlemen:
The purpose of this Transaction Notice is to propose certain terms of the Agency Transaction entered into with [•] under, and pursuant to, that certain Equity Distribution Agreement among Centerspace, a North Dakota real estate investment trust, and Centerspace, LP, each BMO Capital Markets Corp., BofA Securities, Inc., BTIG, LLC, Jefferies LLC, Piper Sandler & Co., Raymond James & Associates, Inc., and UBS Securities LLC as sales agent, principal and/or forward seller, and each of Bank of Montreal, Bank of America, N.A., Jefferies LLC, Piper Sandler & Co., Raymond James & Associates, Inc. and UBS AG London Branch, as forward purchaser, dated September 10, 2021 (the “Agreement”). Please indicate your acceptance of the proposed terms below. Upon acceptance, the particular Agency Transaction to which this Transaction Notice relates shall supplement, form a part of, and be subject to, the Agreement. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.
The terms of the particular Agency Transaction to which this Transaction Notice relates are as follows:
Trading Day(s) on which Shares may be Sold:    [_______], 20[__], [_______], 20[__] . . . [_______], 20[__]
Maximum Number of Shares
to be Sold in the Aggregate:    [_______]
Maximum Number of Shares
to be Sold on each Trading Day:    [_______]
Floor Price:    USD[__.__]
Compensation:    [_______]% of the gross proceeds from the sale of Shares

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[Remainder of Page Intentionally Blank]

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Very truly yours,

CENTERSPACE, A NORTH DAKOTA REAL ESTATE INVESTMENT TRUST

By:
Name:
Title:

CENTERSPACE, LP, A NORTH DAKOTA LIMITED PARTNERSHIP

By:
Name:
Title:

Accepted and agreed as of
the date first above written:
[•]

By:______________________________
Name:
Title:

743665021

EXHIBIT A-2

FORM OF FORWARD PLACEMENT NOTICE

From:	Centerspace
Cc:	Centerspace, LP
To:	[•]
Date:	[•]
Subject:	Forward Placement Notice

Ladies and Gentlemen:
Reference is made to the Equity Distribution Agreement, dated as of September 10, 2021 (the “Agreement”), among Centerspace, Centerspace, LP, each of BMO Capital Markets Corp., BofA Securities, Inc., BTIG, LLC, Jefferies LLC, Piper Sandler & Co., Raymond James & Associates, Inc., and UBS Securities LLC as sales agent, principal and/or forward seller, and each of Bank of Montreal, Bank of America, N.A., Jefferies LLC, Piper Sandler & Co., Raymond James & Associates, Inc. and UBS AG London Branch, as forward purchaser. Capitalized terms used but not otherwise defined herein have the meanings set forth in the Agreement or the [Form of Confirmation set forth in Exhibit D to the Agreement][Master Confirmation, dated as of [•], between the Company and [•] (the “Master Confirmation”)].
The Company desires to enter into a Forward, including a related [Confirmation][Supplemental Confirmation], on the following terms:

Forward Hedge Selling Period:	[•]-[•]
Maximum Number of Shares to be Sold Daily:	[•]
Aggregate Maximum Forward Hedge Amount:	[USD][•]
Minimum Price per Share:	USD[•]
Forward Seller Commission:	[•]%
Spread:	[•]%
1 Adjustable by the Company during the Forward Hedge Selling Period.

Initial Stock Loan Rate:	[•]%
Maximum Stock Loan Rate:	[•]%
Trade Date:	[•], 20[•]
Maturity Date:	[•], 20[•]
Forward Price Reduction Dates / Amounts (USD):	[•], 20[•] / USD [•] [•], 20[•] / USD [•] [•], 20[•] / USD [•] [•], 20[•] / USD [•]
[Other Deviations from [Form of][Master] Confirmation:]	[•]

A-1

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Very truly yours,
CENTERSPACE
By:
Name:
Title:
[Agreed and accepted by:
[MANAGER]
By:
Name:
Title: ]

A-2

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EXHIBIT B
CENTERSPACE
Common Shares of Beneficial Interest
TERMS AGREEMENT
[_______], 20[__]

[•]

Ladies and Gentlemen:
Centerspace, a North Dakota real estate investment trust (the “Company”), proposes, subject to the terms and conditions stated herein, in the Schedule hereto and in the Equity Distribution Agreement, dated September 10, 2021 (the “Equity Distribution Agreement”), between the Company and Centerspace, LP a North Dakota Limited Partnership, each of BMO Capital Markets Corp., BofA Securities, Inc., BTIG, LLC, Jefferies LLC, Piper Sandler & Co., Raymond James & Associates, Inc., and UBS Securities LLC as sales agent, principal and/or forward seller, and each of Bank of Montreal, Bank of America, N.A., Jefferies LLC, Piper Sandler & Co., Raymond James & Associates, Inc. and UBS AG London Branch, as forward purchaser, to issue and sell to [•] [_______] shares of the Company’s common shares of beneficial interest, no par value per share (the “Purchased Shares”) [, and, solely for the purpose of covering over-allotments, to grant to [•] the option to purchase an additional [_______] shares of such common shares of beneficial interest (the “Additional Shares”)]. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.
[[•] shall have the right to purchase from the Company all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Purchased Shares at the same purchase price per share to be paid by [•] to the Company for the Purchased Shares. This option may be exercised by [•] at any time (but not more than once) on or before the 30th day following the date of this Terms Agreement, by written notice to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date, the “Option Settlement Date”); provided, however, that the Option Settlement Date shall not be earlier than the Settlement Date (as set forth in the Schedule hereto) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Payment of the purchase price for the Additional Shares shall be made at the Option Settlement Date in the same manner and at the same office as the payment for the Purchased Shares.]
Each of the provisions of the Equity Distribution Agreement not specifically related to the solicitation by [•], as agent of the Company, of offers to purchase Shares in Agency

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Transactions is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein.
An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Purchased Shares [and the Additional Shares], in the form heretofore delivered to [•] is now proposed to be filed with the Securities and Exchange Commission.
Subject to the terms and conditions set forth herein and in the Schedule hereto and subject the terms and conditions of the Equity Distribution Agreement incorporated herein as provided in the second immediately preceding paragraph, the Company agrees to issue and sell to [•], and [•] agrees to purchase from the Company, the Purchased Shares at the time and place and at the purchase price set forth in the Schedule hereto.
[Remainder of Page Intentionally Blank]

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If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Equity Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between [•] and the Company.

CENTERSPACE, A NORTH DAKOTA REAL ESTATE INVESTMENT TRUST

By:
Name: Mark O. Decker, Jr.
Title: Chief Executive Officer

CENERSPACE LP, A NORTH DAKOTA LIMITED PARTNERSHIP

By:
Name:
Title:

Accepted and agreed as of
the date first above written:

[•]

By:_____________________________
Name:
Title:

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Schedule to Terms Agreement
[Price to Public:
    USD[__.__] per share]

Purchase Price by [•]:
    USD[__.__] per share

Method of and Specified Funds for Payment of Purchase Price:
[By wire transfer to a bank account specified by the Company in same-day funds.]

Method of Delivery:
[To [•]’s account, or the account of [•]’s designee, at The Depository Trust Company via DWAC in return for payment of the purchase price.]

Settlement Date:
    [_______], 20[__]

Closing Location:
    [_______]

Documents To Be Delivered:

The following documents referred to in the Equity Distribution Agreement shall be delivered as a condition to the closing (which documents shall be dated on or as of the date of the Terms Agreement to which this Schedule is annexed):
•the officer’s certificate referred to in Section 4(c);

•the legal opinions referred to in Sections 4(d) and (e);

•the “comfort letter” referred to in Section 4(f); and

•such other documents as [•] shall reasonably request.

[Indemnity:
    [_______]]

[Lockup:
    In addition to, and without limiting the generality of, the covenant set forth in Section 3(q) of the Equity Distribution Agreement, [________].]

743665021

EXHIBIT C-1
Opinions to be Delivered by Taft Stettinius & Hollister LLP
1.The Company is a real estate investment trust validly existing and in good standing under the laws of the State of North Dakota
2.The Operating Partnership is a limited partnership validly existing and in good standing under the laws of the State of North Dakota.
3.The Operating Partnership has the limited partnership power to own, lease and operate its properties and conduct its business in all material respects as described in the Registration Statement, the Prospectus and the Prospectus Supplement attached hereto as Annex A and to execute and deliver the Agreement and to perform its obligations thereunder.
4.The Company has the trust power to own, lease and operate its properties and to conduct its business in all material respects as described in the Registration Statement, the Base Prospectus and the Prospectus Supplement under the caption “The Company” and in the 10-K under the caption “Item 1. Business” and to execute and deliver the Agreement and to perform its obligations thereunder.
5.The Company’s authorized Common Shares are as set forth in the Registration Statement and the Prospectus under the caption “Description of Shares of Beneficial Interest.”
6.The issuance of the Shares has been duly authorized by the Company and, when issued and delivered against payment therefor in accordance with the Agreement and the Resolutions, the Shares will be validly issued, fully paid and nonassessable. The issuance of the Shares is not subject to preemptive or other similar rights arising under the North Dakota Business Corporation Act, or under the Declaration of Trust or the Bylaws of the Company.
7.The statements in the Registration Statement and the Prospectus under the captions “Description of Shares of Beneficial Interest” and in the Registration Statement under Item 15, insofar as such statements purport to summarize provisions of North Dakota law or the Declaration of Trust or Bylaws of the Company, accurately summarize, in all material respects, such provisions of North Dakota law or the Declaration of Trust or Bylaws of the Company.
8.The Agreement has been duly authorized, executed and, so far as is known to us, delivered by each of the Company and the Operating Partnership. The Agreement constitutes a valid and binding obligation of the Company and the Operating Partnership, enforceable against the Company and the Operating Partnership, as applicable, in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization and similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws) and moratorium laws in effect from time to time and by equitable principles, including,
C-1-1

743665021

without limitation, concepts or materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law. Further, we express no opinion as to (i) the enforceability of Section 5 of the Agreement (relating to indemnification and contribution thereunder), (ii) provisions that relate to choice of law, forum selection or submission to jurisdiction (including, without limitation, any express or implied waiver of any objection to venue in any court or of any objection that a court is an inconvenient forum) to the extent that the validity, binding effect or enforceability of any such provision is to be determined by any court other than a state court of the State of New York, (iii) waivers by the Company or the Operating Partnership of any statutory or constitutional rights or remedies, or (iv) terms which excuse any person or entity from liability for such person’s or entity’s negligence or willful misconduct. In addition, we draw your attention to the fact that, under certain circumstances, the enforceability of terms to the effect that provisions may not be waived or modified except in writing may be limited.
9.The Registration Statement, at the time it became effective, and the Prospectus, as of its date (except as to the financial statements (including the notes thereto) and schedules, and other financial data, contained in the Registration Statement and the Prospectus, as to which we express no opinion), appear on their face to comply as to form in all material respects with the requirements of the Act (including, in the case of the Prospectus, Section 10(a) of the Act); and each filing made with the Commission incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Filings”), at the time such Incorporated Filing was filed with the Commission, appears on its face to comply as to form in all material respects with the applicable requirements of the Exchange Act (except as to the financial statements (including the notes thereto) and schedules, and other financial data contained in such Incorporated Filing, as to which we express no opinion).
10.The Registration Statement has become effective under the Act and we have no knowledge that any stop order proceedings with respect thereto are pending or threatened under the Act. No consent, approval, authorization or other order under any Applicable Law or consent, approval, authorization or other order of, or registration or filing with any governmental authority of the States of New York or North Dakota, except as required under the States’ securities or blue sky laws (as to which no opinion is rendered), or approval of the shareholders of the Company, is required to be obtained or made by the Company or the Operating Partnership for the execution, delivery and performance by the Operating Partnership of the Agreement and the consummation of the transactions contemplated thereby except as required under the Act, the Exchange Act, the rules of the NYSE or the rules of FINRA (as to which no opinion is rendered) or such as have been obtained or made.
11.The execution, delivery and performance of the Agreement by the Company and the Operating Partnership, the issuance and sale of the Shares and the consummation of the transactions contemplated by the Agreement do not and will not result in any breach or
C-1-2

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violation of or constitute a default under, nor constitute any event which, with notice, lapse of time or both, would result in any breach or violation of or constitute a default under, or give the holder of any indebtedness, or a person acting on such holder’s behalf, the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under, or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company, the Operating Partnership or any Significant Subsidiary pursuant to (i) the Partnership Agreement, as amended to date, (ii) the Declaration of Trust or the Bylaws of the Company, (iii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument that has been filed as an exhibit to the Registration Statement, the Prospectus or any Incorporated Filing (other than any breach, violation, default, right, creation or imposition resulting from a financial test or covenant set forth therein, as to which we express no opinion), (iv) federal laws and the laws of the States of New York and North Dakota, except for the States’ securities or blue sky laws (as to which no opinion is rendered), or (v) any decree, judgment or order to which the Company, the Operating Partnership or any of the Significant Subsidiaries is a named party, which decree, judgment or order is known by us.
12.Neither the Company, the Operating Partnership nor any Significant Subsidiary is required to register as an “investment company” under the Investment Company Act.

C-1-3

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C-1-4

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2EXHIBIT C-2
3Negative Assurance Letter to be Delivered by Taft Stettinius & Hollister LLP
4We have participated in conferences with certain officers and other representatives of the Company and the Operating Partnership, representatives of tax counsel for the Company, representatives of the independent registered public accounting firm for the Company, and representatives of, and counsel for, the Agents, at which the contents of the Registration Statement and the Prospectus and the supplements thereto and related matters were discussed. In addition, we have reviewed certain records and other documents furnished to us by the Company and the Operating Partnership.
5
6The purpose of our professional engagement was not to establish or confirm factual matters set forth in the Registration Statement or the Prospectus or any supplement thereto, and we have not undertaken any obligation to verify independently any of the factual matters set forth in the Registration Statement or the Prospectus or any supplement thereto, including, in each case, any information incorporated by reference therein. Moreover, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement or the Prospectus or any supplement thereto.
7
8Subject to the foregoing, on the basis of the information we gained in the course of performing the services referred to above, nothing has come to our attention that has caused us to believe that (x) the Registration Statement, at the time it became effective, for the purposes of Section 11 of the Act as such section applies to the Agents, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (y) the Prospectus, as of the date of each of the Basic Prospectus and the Prospectus Supplement and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading (it being understood that in connection with clauses (x) and (y) above, we make no comment and express no view with respect to (A) the financial statements and related notes and schedules thereto and the auditors’ report thereon, or any other financial, statistical and accounting data or information included in, omitted therefrom or derived therefrom contained or incorporated by reference in the Registration Statement or the Prospectus, or (B) representations and warranties included in the exhibits to (1) the Registration Statement, or (2) any documents incorporated or deemed incorporated by reference therein).
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9EXHIBIT C-3
10Opinions to be Delivered by General Counsel of the Company
1.The Company is a real estate investment trust duly formed under the laws of the State of North Dakota.
2.The Operating Partnership is a limited partnership duly formed under the laws of the State of North Dakota.
3.We have no knowledge that there are any actions, suits, claims, investigations or proceedings pending or threatened in writing to which the Company, the Operating Partnership or any of the Subsidiaries or any of their respective directors or officers is or would be a party or to which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which are required to be described in the Registration Statement or the Prospectus but are not so described as required.
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EXHIBIT C-4
Opinions to be Delivered by Hunton Andrews Kurth LLP
(i)the Company qualified to be taxed as a REIT pursuant to sections 856 through 860 of the Code for its taxable years ended April 30, 2016 through December 31, 2020, and the Company’s organization and current and proposed method of operation will enable it to continue to qualify for taxation as a REIT under the Code for its taxable year ending December 31, 2021, and thereafter; and
(ii)the description of the law and the legal conclusions in the Prospectus under the caption “Material Federal Income Tax Considerations”.
C-4-1

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1EXHIBIT D
2
3FORM OF CONFIRMATION

To:	Centerspace
From:	[●]
Date:	[●], 20[●]
Ladies and Gentlemen:
The purpose of this communication (this “Master Confirmation”) is to set forth the terms and conditions of the transactions to be entered into from time to time between [●] (“Dealer”) and Centerspace (“Counterparty”) on one or more Trade Dates specified herein (collectively, the “Transactions” and each, a “Transaction”). This communication constitutes a “Confirmation” as referred to in the Agreement specified below. Each Transaction will be evidenced by a supplemental confirmation, substantially in the form attached as Annex B hereto (each, a “Supplemental Confirmation,” and each such Supplemental Confirmation, together with this Master Confirmation, a “Confirmation”). Each Confirmation will be a confirmation for purposes of Rule 10b-10 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
1.    Each Confirmation is subject to, and incorporates, the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”) and the 2006 ISDA Definitions (the “Swap Definitions”), as published by the International Swaps and Derivatives Association, Inc. (“ISDA”). For purposes of the Equity Definitions, each Transaction will be deemed to be a Share Forward Transaction.
Each Confirmation shall supplement, form a part of and be subject to an agreement (the “Agreement”) in the form of the 2002 ISDA Master Agreement (the “ISDA Form”), as published by ISDA, as if Dealer and Counterparty had executed the ISDA Form on the date hereof (but without any Schedule) except for (i) the election of New York law (without regard to New York’s choice of laws doctrine other than Title 14 of Article 5 of the New York General Obligations Law) as the governing law and US Dollars (“USD”) as the Termination Currency; (ii) the election that the “Cross Default” provisions of Section 5(a)(vi) of the Agreement shall apply to Counterparty and Dealer, with a “Threshold Amount” of USD 50 million for Counterparty and a “Threshold Amount” equal to 3% of [members’][shareholders’] equity of [Dealer] as of the date hereof for Dealer; provided that (a) the phrase “or becoming capable at such time of being declared” shall be deleted from clause (1) of such Section 5(a)(vi) of the Agreement, (b) the following sentence shall be added to the end thereof: “Notwithstanding the foregoing, a default under subsection (2) hereof shall not constitute an Event of Default if (x) the default was caused solely by error or omission of an administrative or operational nature; (y) funds were available to enable the party to make the payment when due; and (z) the payment is made within three Local Business Days of such party’s receipt of written notice of its failure to pay.”; (c) the term “Specified Indebtedness” shall have the meaning specified in Section 14 of

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the Agreement, except that such term shall not include obligations in respect of deposits received in the ordinary course of a party’s banking business; and (iii) the elections set forth in Section 9 of this Master Confirmation. All provisions contained in the Agreement are incorporated into and shall govern this Master Confirmation except as expressly modified herein. This Master Confirmation, each Supplemental Confirmation and the Agreement evidence a complete and binding agreement between Dealer and Counterparty as to the terms of the applicable Transaction and replace any previous agreement between the parties with respect to the subject matter hereof and thereof.
The Transactions hereunder shall be the sole Transactions under the Agreement. If there exists any ISDA Master Agreement between Dealer or any of its Affiliates (each, a “Dealer Affiliate”) and Counterparty or any confirmation or other agreement between Dealer or a Dealer Affiliate and Counterparty pursuant to which an ISDA Master Agreement is deemed to exist between Dealer or a Dealer Affiliate and Counterparty, then notwithstanding anything to the contrary in such ISDA Master Agreement, such confirmation or agreement or any other agreement to which Dealer or a Dealer Affiliate and Counterparty are parties, each Transaction and any Additional Transaction shall not be considered a Transaction under, or otherwise governed by, such existing or deemed ISDA Master Agreement.
If, in relation to any Transaction, there is any inconsistency between the Agreement, this Master Confirmation, the relevant Supplemental Confirmation, the Equity Definitions and the Swap Definitions, the following will prevail for purposes of such Transaction in the order of precedence indicated: (i) the relevant Supplemental Confirmation; (ii) this Master Confirmation; (iii) the Equity Definitions; (iv) the Swap Definitions; and (v) the Agreement.
2.    The terms of the particular Transactions to which this Master Confirmation relates are as follows:
General Terms:

Trade Date:
For each Transaction, the first day on which Shares are sold through the Agent (as defined below) pursuant to the Sales Agreement (as defined below) to hedge Dealer’s exposure under the applicable Transaction, or another date as specified in the related Forward Placement Notice (as defined in the Sales Agreement).

Effective Date:	For each Transaction, the date that is one Settlement Cycle following the Trade Date.
Buyer:	Dealer.
Seller:	Counterparty.

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Maturity Date:
For each Transaction, the earlier of (i) the date specified in the Supplemental Confirmation (or, if such date is not a Scheduled Trading Day, the next following Scheduled Trading Day) and (ii) the date on which the Number of Shares is reduced to zero.

Shares:	The shares of common stock, no par value per Share, of Counterparty (Ticker: “CSR”).
Number of Shares:	For each Transaction, the Initial Number of Shares; provided that on each Settlement Date, the Number of Shares shall be reduced by the number of Settlement Shares for such Settlement Date.
Initial Number of Shares:
For each Transaction, as specified in the Supplemental Confirmation, to be the aggregate number of Shares sold through the Agent, acting as forward seller for Dealer pursuant to the Sales Agreement, during the period from and including the Trade Date through and including the Hedge Completion Date.

Hedge Completion Date:
For each Transaction, the date specified in the Supplemental Confirmation, to be the earlier of (i) the date specified in writing as the Hedge Completion Date by Counterparty in the applicable Forward Placement Notice and (ii) the first Settlement Date.

Settlement Currency:	USD.
Exchange:	The New York Stock Exchange.
Related Exchange:	All Exchanges.
Prepayment:	Not Applicable.
Variable Obligation:	Not Applicable.
Forward Price:	On the Hedge Completion Date, the Initial Forward Price, and on any day thereafter, the product of the Forward Price on the immediately preceding calendar day and
1 + the Daily Rate * (1/365);

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provided that the Forward Price on each Forward Price Reduction Date shall be the Forward Price otherwise in effect on such date minus the Forward Price Reduction Amount per Share for such Forward Price Reduction Date.

Initial Forward Price:	For each Transaction, as specified in the Supplemental Confirmation, to be the product of (i) the Net Percentage and (ii) the Volume-Weighted Hedge Price.
Volume-Weighted Hedge Price:
For each Transaction, as specified in the Supplemental Confirmation, to be the volume weighted average of the prices at which the Shares are sold through the Agent acting as forward seller for Dealer pursuant to the Sales Agreement during the period from and including the Trade Date through and including the Hedge Completion Date, provided that, solely for the purposes of calculating the Initial Forward Price, each such price shall be subject to adjustment by the Calculation Agent in good faith, in a commercially reasonable manner and in the same manner as the Forward Price pursuant to the definition thereof during the period from the Trade Date through and including the Hedge Completion Date.

Net Percentage:	For each Transaction, as specified in the Supplemental Confirmation, to be equal to one minus the Forward Seller Commission (as defined in the Sales Agreement) for such Transaction.
Daily Rate:	For any day, the Overnight Bank Funding Rate minus the Spread.
Overnight Bank Funding Rate:
For any day, the rate set forth for such day opposite the caption “Overnight bank funding rate” as such rate is displayed on the page “OBFR01 <Index> <GO>“ on the BLOOMBERG Professional Service, or any successor page; provided that if no such rate appears for such day on such page, the rate for such day will be determined by the Calculation Agent based on its estimate of the prevailing USD overnight bank funding rate for such day.

Spread:	For each Transaction, as specified in the Supplemental Confirmation and the related Forward Placement Notice.
Forward Price Reduction Dates:	For each Transaction, each date listed as such in Schedule I to the Supplemental Confirmation, and as set forth in the related Forward Placement Notice.

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Forward Price Reduction Amount per Share:
For each Forward Price Reduction Date in each Transaction, the Forward Price Reduction Amount per Share set forth opposite such date on Schedule I to the Supplemental Confirmation, and as set forth in the related Forward Placement Notice.

Valuation:
Valuation Date:
For any Settlement (as defined below), if Physical Settlement is applicable, as designated in the relevant Settlement Notice (as defined below); or if Cash Settlement or Net Share Settlement is applicable, the last Unwind Date for such Settlement. Section 6.6 of the Equity Definitions shall not apply to any Valuation Date.

Unwind Dates:
For any Cash Settlement or Net Share Settlement, each day on which Dealer (or its agent or affiliate) purchases Shares in the market in connection with such Settlement, starting on the First Unwind Date for such Settlement.

First Unwind Date:	For any Cash Settlement or Net Share Settlement, as designated in the relevant Settlement Notice.
Unwind Period:	For any Cash Settlement or Net Share Settlement, the period starting on the First Unwind Date for such Settlement and ending on the Valuation Date for such Settlement.
Settlement Terms:
Settlement:	For each Transaction, any Physical Settlement, Cash Settlement or Net Share Settlement of all or any portion of such Transaction.

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Settlement Notice:
Subject to “Early Valuation” below, Counterparty may elect to effect a Settlement of all or any portion of the applicable Transaction by designating one or more Scheduled Trading Days following the Hedge Completion Date and on or prior to the Maturity Date to be Valuation Dates (or, with respect to Cash Settlements or Net Share Settlements, First Unwind Dates, each of which First Unwind Dates shall occur no later than the 60th Scheduled Trading Day immediately preceding the Maturity Date) in a written notice to Dealer delivered no later than the applicable Settlement Method Election Date (in the case of a Net Share Settlement or Cash Settlement) or the 5th Scheduled Trading Day immediately preceding the relevant Valuation Date (in the case of a Physical Settlement), which notice shall also specify (i) the number of Shares (the “Settlement Shares”) for such Settlement (not to exceed the number of Undesignated Shares as of the date of such Settlement Notice) and (ii) the Settlement Method applicable to such Settlement; provided that (A) Counterparty may not designate a First Unwind Date for a Cash Settlement or a Net Share Settlement if, as of the date of such Settlement Notice, any Shares have been designated as Settlement Shares for a Cash Settlement or a Net Share Settlement for which the related Relevant Settlement Date has not occurred; and (B) if the Number of Shares as of the Maturity Date is not zero, then the Maturity Date shall be a Valuation Date for a Physical Settlement and the number of Settlement Shares for such Settlement shall be the Number of Shares as of the Maturity Date (provided that if the Maturity Date occurs during any Unwind Period, then the provisions set forth below opposite “Early Valuation” shall apply as if the Maturity Date were the Early Valuation Date).

Undesignated Shares:	For each Transaction, as of any date, the Number of Shares minus the number of Shares designated as Settlement Shares for Settlements for which the related Relevant Settlement Date has not occurred.
Settlement Method Election:	Applicable; provided that, for each Transaction:

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(i) Net Share Settlement shall be deemed to be included as an additional settlement method under Section 7.1 of the Equity Definitions;

(ii) Counterparty may elect Cash Settlement or Net Share Settlement only if Counterparty represents and warrants to Dealer in the Settlement Notice containing such election that, as of the date of such Settlement Notice, (A) Counterparty is not aware of any material nonpublic information concerning itself or the Shares, (B) Counterparty is electing the settlement method and designating the First Unwind Date specified in such Settlement Notice in good faith and not as part of a plan or scheme to evade compliance with Rule 10b-5 under the Exchange Act (“Rule 10b-5”) or any other provision of the federal securities laws, (C) Counterparty is not “insolvent” (as such term is defined under Section 101(32) of the U.S. Bankruptcy Code (Title 11 of the United States Code) (the “Bankruptcy Code”)), (D) Counterparty would be able to purchase a number of Shares equal to (x) the number of Settlement Shares designated in such Settlement Notice, in case of an election of Cash Settlement, or (y) a number of Shares with a value as of the date of such Settlement Notice equal to the product of (I) such number of Settlement Shares and (II) the then-current Forward Price, in case of an election of Net Share Settlement, in compliance with the laws of Counterparty’s jurisdiction of organization, (E) it is not electing Cash Settlement or Net Share Settlement to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) and (F) such election, and settlement in accordance therewith, does not and will not violate or conflict with any law, regulation or supervisory guidance applicable to Counterparty, or any order or judgment of any court or other agency of government applicable to it or any of its assets, and any governmental consents that are required to have been obtained by Counterparty with respect to such election or settlement have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

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(iii) Notwithstanding any election to the contrary in any Settlement Notice, Physical Settlement shall be applicable:

(A) to all of the Settlement Shares designated in such Settlement Notice if, on the date such Settlement Notice is received by Dealer, (I) the trading price per Share on the Exchange (as determined by the Calculation Agent in a commercially reasonable manner) is below 50% of the Initial Forward Price (the “Threshold Price”) or (II) Dealer, as Hedging Party, determines, in its reasonable good faith judgment, after using commercially reasonable efforts, that it would be unable to purchase a number of Shares in the market sufficient to unwind its commercially reasonable hedge position in respect of the portion of the applicable Transaction represented by such Settlement Shares and satisfy its delivery obligation hereunder, if any, by the Maturity Date (taking into account any additional share forward or other equity derivative transaction (each, an “Additional Equity Derivative Transaction”) Counterparty has entered into) (x) in a manner that (A) would, if Dealer were Counterparty or an affiliated purchaser of Counterparty, be subject to the safe harbor provided by Rule 10b-18(b) under the Exchange Act and (B) based on advice of counsel, would not raise material risks under applicable securities laws or (y) due to the lack of sufficient liquidity in the Shares (each, a “Trading Condition”); or

(B) to all or a portion of the Settlement Shares designated in such Settlement Notice if, on any day during the relevant Unwind Period, (I) the trading price per Share on the Exchange (as determined by the Calculation Agent in a commercially reasonable manner) is below the Threshold Price or (II) Dealer, as Hedging Party, determines, in its good faith, reasonable judgment, that a Trading Condition has occurred, in which case the provisions set forth below in the fourth paragraph opposite “Early Valuation” shall apply as if such day were the Early Valuation Date and (x) for purposes of clause (i) of such paragraph, such day shall be the last Unwind Date of such Unwind Period and the “Unwound Shares” shall be calculated to, and including, such day and (y) for purposes of clause (ii) of such paragraph, the “Remaining Shares” shall be equal to the number of Settlement Shares designated in such Settlement Notice minus the Unwound Shares determined in accordance with clause (x) of this sentence.

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Electing Party:	Counterparty.
Settlement Method Election Date:
With respect to any Settlement, the 5th Scheduled Trading Day immediately preceding (x) the Valuation Date, in the case of Physical Settlement, or (y) the First Unwind Date, in the case of Cash Settlement or Net Share Settlement.

Default Settlement Method:	Physical Settlement.
Physical Settlement:
Notwithstanding Section 9.2(a)(i) of the Equity Definitions, on the Settlement Date, Dealer shall pay to Counterparty an amount equal to the Forward Price on the relevant Valuation Date multiplied by the number of Settlement Shares for such Settlement, and Counterparty shall deliver to Dealer such Settlement Shares.

Settlement Date:	The Valuation Date.
Net Share Settlement:
If Net Share Settlement applies, on the Net Share Settlement Date, if the Net Share Settlement Amount is greater than zero, Counterparty shall deliver a number of Shares equal to the Net Share Settlement Amount (rounded down to the nearest integer) to Dealer, and if the Net Share Settlement Amount is less than zero, Dealer shall deliver a number of Shares equal to the absolute value of the Net Share Settlement Amount (rounded down to the nearest integer) to Counterparty, in either case, in accordance with Section 9.4 of the Equity Definitions, with the Net Share Settlement Date deemed to be a “Settlement Date” for purposes of such Section 9.4, and, in either case, plus cash in lieu of any fractional Shares included in the Net Share Settlement Amount but not delivered due to rounding required hereby, valued at the Settlement Price.

Net Share Settlement Date:	The date that follows the Valuation Date by one Settlement Cycle.

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Net Share Settlement Amount:
For any Net Share Settlement, an amount equal to (i) the Forward Cash Settlement Amount divided by the Settlement Price plus (ii) a number of Shares, valued at the Settlement Price (determined as if, solely for purposes of this clause (ii), the reference to the phrase “on each Unwind Date during the Unwind Period relating to such Settlement” in the definition of “Settlement Price” were instead deemed to refer, in respect of any relevant Forward Price Reduction Date, to the phrase “during a commercially reasonable period of time corresponding to the relevant Forward Price Reduction Date in order to account for the related Forward Price Reduction Amount during such period”), equal to the aggregate Unwind Adjustment Amount(s), if any, for the relevant Unwind Period, as determined by the Calculation Agent.

Forward Cash Settlement Amount:
Notwithstanding Section 8.5(c) of the Equity Definitions, the Forward Cash Settlement Amount for any Cash Settlement or Net Share Settlement shall be equal to (i) the number of Settlement Shares for such Settlement multiplied by (ii) an amount equal to (A) the Settlement Price minus (B) the Relevant Forward Price.

Relevant Forward Price:
For any Cash Settlement or Net Share Settlement, as determined by the Calculation Agent, the weighted average Forward Price per Share on each Unwind Date during the Unwind Period relating to such Settlement (weighted based on the number of Shares purchased by Dealer or its agent or affiliate in connection with unwinding its commercially reasonable hedge position in connection on each such Unwind Date in connection with such Settlement).

Settlement Price:
For any Cash Settlement or Net Share Settlement, as determined by the Calculation Agent, the weighted average price per Share of the purchases of Shares made by Dealer (or its agent or affiliate) on each Unwind Date during the Unwind Period relating to such Settlement (weighted based on the number of Shares purchased by Dealer or its agent or affiliate at each such price per Share in connection with unwinding its commercially reasonable hedge position in connection with such Settlement), plus USD 0.02 per Share.

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The times and prices at which Dealer (or its agent or affiliate) purchases any Shares during any Unwind Period in connection with unwinding its commercially reasonable hedge position shall be determined by Dealer in a commercially reasonable manner. Without limiting the generality of the foregoing, in the event that Dealer concludes, in its good faith and reasonable discretion based upon advice of counsel, that it is appropriate with respect to any legal, regulatory or self-regulatory requirements or related policies and procedures generally applicable in similar situations and applied in a non-discriminatory manner (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by Dealer) for it, as Hedging Party, to refrain from purchasing Shares on any Scheduled Trading Day (a “Regulatory Disruption”), that would have been an Unwind Date but for the occurrence of a Regulatory Disruption, Dealer shall notify Counterparty in writing that a Regulatory Disruption has occurred on such Scheduled Trading Day without specifying (and Dealer shall not otherwise communicate to Counterparty) the nature of such Regulatory Disruption, and, for the avoidance of doubt, such Scheduled Trading Day shall not be an Unwind Date and such Regulatory Disruption shall be deemed to be a Market Disruption Event.

Relevant Settlement Date:	For any Settlement, the Settlement Date, Cash Settlement Payment Date or Net Share Settlement Date, as the case may be.
Unwind Adjustment Amount:
For any Net Share Settlement, for any Forward Price Reduction Date that occurs during the period from, and including, the date one Settlement Cycle immediately following the relevant First Unwind Date to, and including, the date one Settlement Cycle immediately following the relevant Valuation Date, an amount determined by the Calculation Agent equal to the product of (i) the Forward Price Reduction Amount per Share for such Forward Price Reduction Date multiplied by (ii)(A) if the Net Share Settlement Amount calculated as of the date immediately prior to the relevant Forward Price Reduction Date is a positive number, such Net Share Settlement Amount or (B) otherwise, zero.

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Settlement Currency:	USD.
Other Applicable Provisions:
To the extent Dealer or Counterparty is obligated to deliver Shares hereunder, the provisions of Sections 9.2 (last sentence only), 9.8, 9.9, 9.10 and 9.11 of the Equity Definitions will be applicable as if “Physical Settlement” applied to the applicable Transaction; provided that, in such case, with respect to any delivery of Shares by Dealer the Representation and Agreement contained in Section 9.11 of the Equity Definitions shall be modified by excluding any representations therein relating to restrictions, obligations, limitations or requirements under applicable securities laws that exist as a result of the fact that Counterparty is the issuer of the Shares. In addition, to the extent Counterparty is obligated to deliver Shares hereunder, the provisions of Section 9.12 of the Equity Definitions will be applicable as if “Physical Settlement” applied to such Transaction.

Share Adjustments:
Potential Adjustment Events:	An Extraordinary Dividend shall not constitute a Potential Adjustment Event.
Extraordinary Dividend:
For each Transaction, any dividend or distribution on the Shares with an ex-dividend date occurring on any day following the Trade Date (other than (i) any dividend or distribution of the type described in Section 11.2(e)(i) or Section 11.2(e)(ii)(A) of the Equity Definitions or (ii) a regular, quarterly cash dividend (x) in an amount per Share equal to or less than the Forward Price Reduction Amount corresponding to such quarter and (y) the ex-dividend date for which is no earlier than the Forward Price Reduction Date corresponding to such quarter).

Method of Adjustment:	Calculation Agent Adjustment.
Extraordinary Events:
Extraordinary Events:
The consequences that would otherwise apply under Article 12 of the Equity Definitions to any applicable Extraordinary Event (excluding any Failure to Deliver, Increased Cost of Hedging, Increased Cost of Stock Borrow or any Extraordinary Event that also constitutes a Bankruptcy Termination Event (as defined below), but including, for the avoidance of doubt, any other applicable Additional Disruption Event) shall not apply.

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Merger Event:
Applicable; provided that Section 12.1(b) of the Equity Definitions is hereby amended by deleting the remainder of such Section beginning with the words “in each case if the Merger Date is on or before” in the fourth to last line thereof.

Tender Offer:	Applicable, provided that Section 12.1(d) of the Equity Definitions shall be amended by replacing the reference therein to “10%” with a reference to “20%”.
Delisting:
In addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it shall constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or their respective successors); if the Shares are immediately re-listed, re-traded or re-quoted on any such exchange or quotation system, such exchange or quotation system shall be deemed to be the Exchange.

Additional Disruption Events:
Change in Law:
Applicable; provided that Section 12.9(a)(ii) of the Equity Definitions is hereby amended (i) by replacing the phrase “the interpretation” in the third line thereof with the phrase “, or public announcement of, the formal or informal interpretation”, (ii) by adding the phrase “and/or Hedge Position” after the word “Shares” in clause (X) thereof and (iii) by immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the manner contemplated by the Hedging Party on the Trade Date”; and provided further, that (i) any determination as to whether (A) the adoption of or any change in any applicable law or regulation (including, for the avoidance of doubt and without limitation, (x) any tax law or (y) adoption or promulgation of new regulations authorized or mandated by existing statute) or (B) the promulgation of or any change in the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law or regulation (including any action taken by a taxing authority), in each case, constitutes a “Change in Law” shall be made without regard to Section 739 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or any similar legal certainty provision in any legislation enacted, or rule or regulation promulgated, on or after the Trade Date, and (ii) Section 12.9(a)(ii) of the Equity Definitions is hereby amended by replacing the parenthetical beginning after the word “regulation” in the second line thereof with the phrase “(including, for the avoidance of doubt and without limitation, (x) any tax law or (y) adoption or promulgation of new regulations authorized or mandated by existing statute)”.

Failure to Deliver:	Applicable if Dealer is required to deliver Shares hereunder; otherwise, Not Applicable.
Hedging Disruption:	Applicable.

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Increased Cost of Hedging:
Applicable; provided that Section 12.9(b)(vi) of the Equity Definitions shall be amended by (i) deleting clause (C) of the second sentence thereof and (ii) deleting the third and fourth sentences thereof.

Increased Cost of Stock Borrow:
Applicable; provided that Section 12.9(b)(v) of the Equity Definitions shall be amended by (i) deleting clause (C) of the second sentence thereof and (ii) deleting the third, fourth and fifth sentences thereof. For the avoidance of doubt, upon the announcement of any event that, if consummated, would result in a Merger Event or Tender Offer, the term “rate to borrow Shares” as used in Section 12.9(a)(viii) of the Equity Definitions shall include, without duplication, any commercially reasonable cost borne or amount payable by the Hedging Party in respect of maintaining or reestablishing its commercially reasonable hedge position, including, but not limited to, any assessment or other amount payable by the Hedging Party to a lender of Shares in respect of any merger or tender offer premium, as applicable.

Initial Stock Loan Rate:	For each Transaction, as specified in the Supplemental Confirmation and the related Forward Placement Notice.
Loss of Stock Borrow:	Applicable.
Maximum Stock Loan Rate:	For each Transaction, as specified in the Supplemental Confirmation and the related Forward Placement Notice.
Hedging Party:	For all applicable Additional Disruption Events, Dealer.
Determining Party:	For all applicable Extraordinary Events, Dealer.
Early Valuation:

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Early Valuation:
For each Transaction, notwithstanding anything to the contrary herein, in the Supplemental Confirmation, the Agreement or in the Equity Definitions, at any time (x) concurrently with or following the occurrence of a Hedging Event, the declaration by Issuer of an Extraordinary Dividend, or an ISDA Event or (y) if an Excess Section 13 Ownership Position (as defined below) or an Excess Regulatory Ownership Position (as defined below) exists, in either case, Dealer (or, in the case of an ISDA Event that is an Event of Default or Termination Event, the party entitled to designate an Early Termination Date in respect of such event pursuant to Section 6 of the Agreement) shall have the right to designate any Scheduled Trading Day to be the “Early Valuation Date”, in which case the provisions set forth in this “Early Valuation” section shall apply, in the case of an Event of Default or Termination Event, in lieu of Section 6 of the Agreement. For the avoidance of doubt, any amount calculated in connection with an “Early Valuation” (in respect of which Counterparty satisfies its payment and/or delivery obligations under this “Early Valuation” section) as a result of an Extraordinary Dividend shall not be adjusted by the value associated with such Extraordinary Dividend.

As of each Trade Date, Dealer represents and warrants to and agrees with Counterparty that, assuming the accuracy of Counterparty’s representations and warranties made hereunder and under the Sales Agreement and compliance by Counterparty with its obligations hereunder and under the Sales Agreement, (i) based upon advice of counsel, Dealer (A) does not have actual knowledge of the existence on the Trade Date of an Excess Section 13 Ownership Position or an Excess Regulatory Ownership Position and (B) based on good faith inquiry does not have actual knowledge on the Trade Date of any event or circumstance that is expected to cause the occurrence of an Excess Section 13 Ownership Position or an Excess Regulatory Ownership Position on any day during the term of the applicable Transaction; and (ii) assuming no event or circumstance by or within the control of Counterparty or its affiliates occurs in connection with which the “beneficial ownership” (within the meaning of Section 13 of the Exchange Act and the rules promulgated thereunder) of Shares by Dealer Group (as defined below) and/or the “ownership” (howsoever defined under any Applicable Restriction) of Shares by Dealer Group or another Dealer Person (as defined below) would increase, Dealer will not knowingly cause the occurrence of an Excess Section 13 Ownership Position or an Excess Regulatory Ownership Position on any day during the term of the applicable Transaction with the specific intent of causing the occurrence of an Early Valuation Date.

If the Early Valuation Date occurs on a date that is not during an Unwind Period, then the Early Valuation Date shall be a Valuation Date for a Physical Settlement, and the number of Settlement Shares for such Physical Settlement shall be the Number of Shares on such Early Valuation Date; provided that Dealer may in its good faith and reasonable discretion elect to permit Counterparty to elect Cash Settlement or Net Share Settlement, in which case Dealer, as Hedging Party, will determine, in good faith and in a commercially reasonable manner, the Scheduled Trading Day that will be the First Unwind Date for such Cash Settlement or Net Share Settlement.

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If the Early Valuation Date occurs during an Unwind Period, then (i) (A) the last Unwind Date of such Unwind Period shall be deemed to occur on the Early Valuation Date, (B) a Settlement shall occur in respect of such Unwind Period, to which the Settlement Method elected by Counterparty in respect of such Settlement shall apply (subject to the provisions under “Settlement Terms” above in respect of the applicable Settlement Method), and (C) the number of Settlement Shares for such Settlement shall be the number of Unwound Shares for such Unwind Period on the Early Valuation Date, and (ii) (A) the Early Valuation Date shall be a Valuation Date for an additional Physical Settlement (provided that Dealer may in its good faith and reasonable discretion elect that the Settlement Method elected by Counterparty for the Settlement described in clause (i) of this sentence shall apply, in which case Dealer, in its good faith and in a commercially reasonable manner, will determine the Scheduled Trading Day that will be the First Unwind Date for such Cash Settlement or Net Share Settlement) and (B) the number of Settlement Shares for such additional Settlement shall be the number of Remaining Shares on the Early Valuation Date.

Notwithstanding the foregoing, in the case of a Nationalization or Merger Event, if at the time of the related Settlement Date or Net Share Settlement Date, as applicable, the Shares have changed into cash or any other property or the right to receive cash or any other property, the Calculation Agent may adjust the terms of the applicable Transaction as appropriate to account for such change to the nature of the Shares.

ISDA Event:
(i) Any Event of Default or Termination Event, other than an Event of Default or Termination Event that also constitutes a Bankruptcy Termination Event, that gives rise to the right of either party to designate an Early Termination Date pursuant to Section 6 of the Agreement or (ii) the announcement of any event or transaction that, if consummated, would result in a Merger Event, Tender Offer, Nationalization, Delisting or Change in Law, in each case, as determined by the Calculation Agent.

Hedging Event:
(i) A Loss of Stock Borrow or Hedging Disruption, (ii) (A) an Increased Cost of Stock Borrow or (B) an Increased Cost of Hedging, in the case of sub-clause (A) or (B), in connection with which Counterparty does not elect, and so notify the Hedging Party of its election, in each case, within the required time period to either amend the applicable Transaction pursuant to Section 12.9(b)(v)(A) or Section 12.9(b)(vi)(A) of the Equity Definitions, as applicable, or pay an amount determined by the Calculation Agent that corresponds to the relevant Price Adjustment pursuant to Section 12.9(b)(v)(B) or Section 12.9(b)(vi)(B) of the Equity Definitions, as applicable, or (iii) the occurrence of a Market Disruption Event during an Unwind Period and the continuance of such Market Disruption Event for at least eight Scheduled Trading Days

Remaining Shares:
For each Transaction, on any day, the Number of Shares as of such day (or, if such day occurs during an Unwind Period, the Number of Shares as of such day minus the Unwound Shares for such Unwind Period on such day).

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Unwound Shares:
For any Unwind Period on any day, the aggregate number of Shares with respect to which Dealer has unwound its commercially reasonable hedge position in respect of the applicable Transaction in connection with the related Settlement as of such day, as determined by Dealer, as Hedging Party, acting in good faith and a commercially reasonable manner.

Acknowledgements:
Non-Reliance:	Applicable.
Agreements and Acknowledgements Regarding Hedging Activities:	Applicable.
Additional Acknowledgements:	Applicable.
Transfer:
Dealer may assign or transfer any of its rights or delegate any of its duties hereunder to any affiliate of Dealer; provided that under the applicable law effective on the date of such transfer or assignment, Counterparty will not be required, as a result of such transfer or assignment, to pay to the transferee an amount in respect of an Indemnifiable Tax greater than the amount, if any, that Counterparty would have been required to pay Dealer in the absence of such transfer or assignment; and Counterparty will not receive a payment from which an amount has been withheld or deducted, on account of a Tax in respect of which the other party is not required to pay an additional amount, unless Counterparty would not have been entitled to receive any additional amount in respect of such payment in the absence of such transfer or assignment; provided further that (A) the affiliate’s obligations hereunder are fully and unconditionally guaranteed by Dealer or Dealer’s parent or (B) the affiliate’s long-term issuer rating is equal to or better than the credit rating of Dealer at the time of such assignment or transfer; and provided further that no Termination Event with respect to which Dealer is the Defaulting Party or an Affected Party, as the case may be, exists or would result therefrom, and no Extraordinary Event, Early Valuation, Market Disruption Event, ISDA Event, Excess Section 13 Ownership Position or Excess Regulatory Ownership Position or other event or circumstance giving rise to a right or responsibility to terminate or cancel a Transaction or to make an adjustment to the terms of a Transaction would result therefrom. Notwithstanding any other provision in this Master Confirmation to the contrary requiring or allowing Dealer to purchase, sell, receive or deliver any Shares or other securities to or from Counterparty, Dealer may designate any of its affiliates to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform Dealer’s obligations in respect of any Transaction and any such designee may assume such obligations. Dealer shall be discharged of its obligations to Counterparty to the extent of any such performance.

Calculation Agent:
Dealer. Notwithstanding anything to the contrary in the Agreement, the Equity Definitions, the Swap Definitions or this Master Confirmation, (i) whenever Dealer, acting as any of the Calculation Agent, Determining Party or Hedging Party, is required to act or to exercise judgment or discretion in any way with respect to a Transaction pursuant to the Confirmation (including, without limitation, by making calculations, adjustments or determinations with respect to such Transaction but not, for the avoidance of doubt, with respect to any election it is entitled to make), it will do so in good faith and in a commercially reasonable manner and (ii) to the extent Dealer, acting in any capacity, makes any judgment, calculation, adjustment or determination, or exercises its discretion to take into account the effect of an event on such Transaction, it shall do so taking into account its Hedge Position. Dealer shall, within five Exchange Business Days of a written request by Counterparty, provide a written explanation of any judgment, calculation, adjustment or determination made by Dealer, as to such Transaction, in its capacity as Calculation Agent, Determining Party or Hedging Party, including, where applicable, a description of the methodology and the basis for such judgment, calculation, adjustment or determination in reasonable detail, it being agreed and understood that Dealer shall not be obligated to disclose any confidential or proprietary models or other information that Dealer believes to be confidential, proprietary or subject to contractual, legal or regulatory obligations not to disclose such information, in each case, used by it for such judgment, calculation, adjustment or determination.

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Counterparty Payment Instructions:	To be provided by Counterparty.
Dealer Payment Instructions:	To be provided by Dealer.
Counterparty’s Contact Details for Purpose of Giving Notice:	To be provided by Counterparty.
Dealer’s Contact Details for Purpose of Giving Notice:	To be provided by Dealer.

3.    Effectiveness.
Each Transaction shall be effective if and only if Shares are sold by [AGENT NAME], acting as forward seller for Dealer (in such capacity, the “Agent”), on or after the Trade Date and on or before the Hedge Completion Date pursuant to the Equity Distribution Agreement, dated September 10, 2021 between Dealer, Counterparty, the Agent and the other parties thereto (the “Sales Agreement”). If the Sales Agreement is terminated prior to any such sale of Shares thereunder, the parties shall have no further obligations in connection with the applicable Transaction, other than in respect of breaches of representations or covenants on or prior to such date. For the avoidance of doubt, if the Sales Agreement is terminated prior to the Hedge Completion Date, this Master Confirmation and the related Supplemental Confirmation shall remain in effect with respect to any Shares that had been sold by the Agent acting as forward seller for Dealer on or after the Trade Date and prior to such termination.
4.    Additional Mutual Representations and Warranties.
In addition to the representations and warranties in the Agreement, each party represents and warrants to the other party that it is an “eligible contract participant”, as defined in the U.S. Commodity Exchange Act (as amended), and an “accredited investor” as defined in Section 2(a)(15)(ii) of the Securities Act of 1933 (as amended) (the “Securities Act”), and is entering into each Transaction hereunder as principal and not on behalf of any third party.
5.    Additional Representations and Warranties of Counterparty.
In addition to the representations and warranties in the Agreement and those contained elsewhere herein, Counterparty represents and warrants to Dealer, and agrees with Dealer, as of each Trade Date and as of each Hedge Completion Date, that:
(a)    without limiting the generality of Section 13.1 of the Equity Definitions, it acknowledges that Dealer is not making any representations or warranties with respect to the

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treatment of any Transaction, including without limitation ASC Topic 260, Earnings Per Share, ASC Topic 815, Derivatives and Hedging, FASB Statements 128, 133, as amended, 149 or 150, EITF 00-19, 01-6, 03-6 or 07-5, ASC Topic 480, Distinguishing Liabilities from Equity, ASC 815-40, Derivatives and Hedging — Contracts in Entity’s Own Equity (or any successor issue statements) or under the Financial Accounting Standards Board’s Liabilities & Equity Project;
(b)    prior to each Trade Date, Counterparty shall deliver to Dealer a resolution of Counterparty’s board of directors, or duly authorized committee thereof, authorizing the applicable Transaction. Based on such resolutions, Section 6.2.7(c) of Counterparty’s Declaration of Trust (as amended, the “Charter”) applies to Dealer (and its affiliates acting in connection with such Transaction) (i) in respect of Shares delivered to Dealer (or such respective affiliates) from time to time in connection with the settlement of such Transaction (which deliveries are necessary to facilitate the offering of Shares contemplated pursuant to the Sales Agreement, within the meaning of such Section 6.2.7(c)) and (ii) otherwise to the extent necessary to facilitate such Transaction or any other forward sale transaction pursuant to the Sales Agreement;
(c)    it shall not take any action to reduce or decrease the number of authorized and unissued Shares below the sum of (i) the Capped Number (as defined below) across all Transactions hereunder plus (ii) the total number of Shares issuable upon settlement (whether by net share settlement or otherwise) of any other transaction or agreement to which it is a party;
(d)    it will not repurchase any Shares if, immediately following such repurchase, the Number of Shares Percentage (as defined below) would alone or in the aggregate be equal to or greater than [7.5]% of the number of then-outstanding Shares, and it will notify Dealer immediately upon the announcement or consummation of any repurchase of Shares in an amount that, taken together with the amount of all repurchases since the date of the last such notice (or, if no such notice has been given, since the first Trade Date), exceeds 0.5% of the number of then-outstanding Shares; the “Number of Shares Percentage” as of any day is the fraction of (1) the numerator of which is the aggregate of the Number of Shares for each Transaction and each “Number of Shares” or comparable amount under any Additional Equity Derivative Transaction and (2) the denominator of which is the number of Shares outstanding on such day;
(e)    it is not entering into any Confirmation to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares);
(f)    (i) neither it nor any of its officers or directors is aware of any material non-public information regarding itself or the Shares; (ii) it is entering into each Confirmation and will provide any Settlement Notice in good faith and not as part of a plan or scheme to evade compliance with Rule 10b-5 or any other provision of the federal securities laws; (iii) it has not entered into or altered any hedging transaction relating to the Shares corresponding to or offsetting any Transaction; and (iv) it has consulted with its own advisors as to the legal aspects of its adoption and implementation of each Confirmation under Rule 10b5-1 under the Exchange Act (“Rule 10b5-1”);

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(g)    it is in compliance with its reporting obligations under the Exchange Act, and its most recent Annual Report on Form 10-K, together with all reports subsequently filed by it pursuant to the Exchange Act, taken together and as amended and supplemented to the date of this representation, do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;
(h)    no state or local (including, to the Counterparty’s knowledge, non-U.S. jurisdictions) law, rule, regulation or regulatory order applicable specifically to the Shares (and not generally to ownership of equity securities by a financial institution that is not generally applicable to holders of the Shares) would give rise to any reporting, consent, registration or other requirement (including without limitation a requirement to obtain prior approval from any person or entity) as a result of Dealer or its affiliates owning or holding (however defined) Shares as a commercially reasonable Hedge Position in connection with any Transaction in accordance with the terms of the applicable Confirmation and the Agreement;
(i)    as of each Trade Date and as of the date of any payment or delivery by Counterparty or Dealer hereunder, it is not and will not be “insolvent” (as such term is defined under Section 101(32) of the Bankruptcy Code);
(j)    it is not, and after giving effect to the transactions contemplated hereby will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended;
(k)    it: (i) is an “institutional account” as defined in FINRA Rule 4512(c), (ii) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, and (iii) will exercise independent judgment in evaluating any recommendations of Dealer or its associated persons;
(l)    it understands, agrees and acknowledges that no obligations of Dealer to it hereunder shall be entitled to the benefit of deposit insurance and that such obligations shall not be guaranteed by any affiliate of Dealer (subject to Section 8(b) of this Master Confirmation) or any governmental agency;
(m)    IT UNDERSTANDS THAT EACH TRANSACTION IS SUBJECT TO COMPLEX RISKS WHICH MAY ARISE WITHOUT WARNING AND MAY AT TIMES BE VOLATILE AND THAT LOSSES MAY OCCUR QUICKLY AND IN UNANTICIPATED MAGNITUDE AND IS WILLING TO ACCEPT SUCH TERMS AND CONDITIONS AND ASSUME (FINANCIALLY AND OTHERWISE) SUCH RISKS; and
(n)    in connection with this Master Confirmation, each Supplemental Confirmation, the Sales Agreement, each Transaction and the other transactions contemplated hereunder and thereunder (the “Relevant Transactions”), Counterparty acknowledges that none of Dealer and/or its affiliates is advising Counterparty or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction (for the avoidance of doubt, notwithstanding any advisory relationship that Dealer and/or its affiliates may have, or may have had in the past, with Counterparty and/or its affiliates). Counterparty shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the Relevant Transactions, and none of Dealer and/or its affiliates shall have any

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responsibility or liability to Counterparty with respect thereto. Any review by the Dealer and/or its affiliates of Counterparty, the Relevant Transactions or other matters relating to the Relevant Transactions will be performed solely for the benefit of Dealer and/or its affiliates, as the case may be, and shall not be on behalf of Counterparty. Counterparty waives to the full extent permitted by applicable law any claims it may have against Dealer and/or its affiliates arising from an alleged breach of fiduciary duty in connection with the Relevant Transactions.
6.    Additional Covenants of Counterparty.
(a)    Counterparty acknowledges and agrees that any Shares delivered by Counterparty to Dealer on any Settlement Date or Net Share Settlement Date will be (i) newly issued, (ii) approved for listing or quotation on the Exchange, subject to official notice of issuance, and (iii) registered under the Exchange Act, and, when delivered by Dealer (or an affiliate of Dealer) to securities lenders from whom Dealer (or an affiliate of Dealer) borrowed Shares in connection with hedging its exposure to the applicable Transaction, will be freely saleable without further registration or other restrictions under the Securities Act in the hands of those securities lenders, irrespective of whether any such stock loan is effected by Dealer or an affiliate of Dealer. Accordingly, Counterparty agrees that any Shares so delivered will not bear a restrictive legend and will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System. In addition (and without limitation of the representations and warranties of Counterparty made pursuant to Section 9.11 of the Equity Definitions), Counterparty represents and agrees that any such Shares have been duly authorized and shall be, upon delivery, validly issued, fully paid and non-assessable.
(b)    Counterparty agrees that Counterparty shall not enter into or alter any hedging transaction relating to the Shares corresponding to or offsetting any Transaction. Without limiting the generality of the provisions set forth under the caption “Settlement Terms” in Section 2 of this Master Confirmation, Counterparty acknowledges and agrees that it will not seek to, control or influence Dealer’s decision to make any “purchases or sales” (within the meaning of Rule 10b5-1(c)(1)(i)(B)(3)) under or in connection with any Transaction, including, without limitation, Dealer’s decision to enter into any hedging transactions.
(c)    Counterparty acknowledges and agrees that any amendment, modification, waiver or termination of any Confirmation must be effected in accordance with the requirements for the amendment or termination of a “plan” as defined in Rule 10b5-1(c) under the Exchange Act. Without limiting the generality of the foregoing, any such amendment, modification, waiver or termination shall be made in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5, and no such amendment, modification or waiver shall be made at any time at which Counterparty or any officer or director, of Counterparty is aware of any material non-public information regarding Counterparty or the Shares.
(d)    Counterparty shall promptly provide notice to Dealer (in which notice Counterparty will be deemed to make the representation and warranty set forth in Section 5(f)(i) of this Master Confirmation as of the date of such notice) promptly after (i) the occurrence of any Event of Default, or a Termination Event in respect of which Counterparty is a Defaulting Party or an Affected Party, as the case may be, and (ii) the making of any public announcement by Counterparty or its controlled affiliates of any event that, if consummated, would constitute an Extraordinary Event or Potential Adjustment Event.

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(e)    Neither Counterparty nor any of its “affiliated purchasers” (as defined by Rule 10b-18 under the Exchange Act (“Rule 10b-18”)) shall take any action that would cause any purchases of Shares by Dealer or any of its Affiliates in connection with any Cash Settlement or Net Share Settlement not to meet the requirements of the safe harbor provided by Rule 10b-18 if such purchases were made by Counterparty. Without limiting the generality of the foregoing, during any Unwind Period, except with the prior written consent of Dealer, Counterparty will not, and will cause its affiliated purchasers (as defined in Rule 10b-18) not to, directly or indirectly (including, without limitation, by means of a derivative instrument) purchase, offer to purchase, place any bid or limit order that would effect a purchase of, or announce or commence any tender offer relating to, any Shares (or equivalent interest, including a unit of beneficial interest in a trust or limited partnership or a depository share) or any security convertible into or exchangeable for the Shares.
(f)    Counterparty will not take, or permit to be taken, any action to cause any “restricted period” (as such term is defined in Regulation M promulgated under the Exchange Act (“Regulation M”)) to occur in respect of Shares or any security with respect to which the Shares are a “reference security” (as such term is defined in Regulation M) during any Unwind Period.
(g)    Counterparty shall: (i) prior to the opening of trading in the Shares on any day on which Counterparty makes, or expects to be made, any public announcement (as defined in Rule 165(f) under the Securities Act) of any Merger Transaction, notify Dealer of such public announcement; (ii) promptly notify Dealer following any such announcement that such announcement has been made; (iii) promptly (but in any event prior to the next opening of the regular trading session on the Exchange) provide Dealer with written notice specifying (A) Counterparty’s average daily Rule 10b-18 Purchases (as defined in Rule 10b-18) during the three full calendar months immediately preceding the announcement date for the Merger Transaction that were not effected through Dealer or its affiliates and (B) the number of Shares purchased pursuant to the proviso in Rule 10b-18(b)(4) under the Exchange Act for the three full calendar months preceding such announcement date. Such written notice shall be deemed to be a certification by Counterparty to Dealer that such information is true and correct. In addition, Counterparty shall promptly notify Dealer of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders. Counterparty acknowledges that under the terms of any Confirmation, any such notice may result in a Regulatory Disruption, a Trading Condition or an Early Valuation or may affect the length of any ongoing Unwind Period; accordingly, Counterparty acknowledges that its delivery of such notice shall comply with the standards set forth in Section 6(c) of this Master Confirmation. “Merger Transaction” means any merger, acquisition or similar transaction involving a recapitalization with respect to the Counterparty and/or the Shares as contemplated by Rule 10b-18(a)(13)(iv) under the Exchange Act.
(h)    Counterparty represents and warrants to, and agrees with, Dealer that Counterparty has not and will not, without the prior written consent of Dealer, enter into any structured share purchase or sale transaction (including the purchase or sale of any option or combination of options relating to the Shares), or any other transaction similar to any Transaction described herein, where any valuation period (however defined) in such other transaction will

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overlap at any time (including as a result of acceleration, postponement or extension in such valuation period as provided in the relevant agreement) with any Unwind Period under any Confirmation. In the event that the valuation period in any such other transaction overlaps with any Unwind Period under any Confirmation as a result of any acceleration, postponement or extension of such Unwind Period, Counterparty shall promptly amend such transaction to avoid any such overlap.
7.    Termination on Bankruptcy.
The parties hereto agree that, notwithstanding anything to the contrary in the Agreement or the Equity Definitions, each Transaction constitutes a contract to issue a security of Counterparty as contemplated by Section 365(c)(2) of the Bankruptcy Code and that each Transaction and the obligations and rights of Counterparty and Dealer (except for any liability as a result of breach of any of the representations or warranties provided by Counterparty in Section 4 or Section 5 of this Master Confirmation) shall immediately terminate, without the necessity of any notice, payment (whether directly, by netting or otherwise) or other action by Counterparty or Dealer, if, on or prior to the relevant final Settlement Date, Cash Settlement Payment Date or Net Share Settlement Date, an Insolvency Filing occurs or any other proceeding commences with respect to Counterparty under the Bankruptcy Code (a “Bankruptcy Termination Event”).

8.    Additional Provisions.
(a)    Dealer acknowledges and agrees that Counterparty’s obligations under the Transactions are not secured by any collateral and that no Confirmation is intended to convey to Dealer rights with respect to the transactions contemplated thereby that are senior to the claims of common stockholders in any U.S. bankruptcy proceedings of Counterparty; provided that nothing herein shall limit or shall be deemed to limit Dealer’s right to pursue remedies in the event of a breach by Counterparty of its obligations and agreements with respect to any Confirmation or the Agreement; provided further that nothing herein shall limit or shall be deemed to limit Dealer’s rights in respect of any transaction other than the Transactions.
(b)    [Reserved.]
(c)    The parties hereto intend for:
(i)each Transaction to be a “securities contract” as defined in Section 741(7) of the Bankruptcy Code, and the parties hereto to be entitled to the protections afforded by, among other Sections, Sections 362(b)(6), 362(b)(27), 362(o), 546(e), 546(j), 555 and 561 of the Bankruptcy Code;
(ii)the rights given to Dealer pursuant to “Early Valuation” in Section 2 of this Master Confirmation to constitute “contractual rights” to cause the liquidation of a “securities contract” and to set off mutual debts and claims in connection with a “securities contract”, as such terms are used in Sections 555 and 362(b)(6) of the Bankruptcy Code;

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(iii)any cash, securities or other property provided as performance assurance, credit support or collateral with respect to any Transaction to constitute “margin payments” and “transfers” under a “securities contract” as defined in the Bankruptcy Code;
(iv)all payments for, under or in connection with any Transaction, all payments for Shares and the transfer of Shares to constitute “settlement payments” and “transfers” under a “securities contract” as defined in the Bankruptcy Code; and
(v)any or all obligations that either party has with respect to any Confirmation or the Agreement to constitute property held by or due from such party to margin, guaranty or settle obligations of the other party with respect to the transactions under the Agreement (including each Transaction) or any other agreement between such parties.
(d)    Notwithstanding any other provision of the Agreement or any Confirmation, in no event will Counterparty be required to deliver in the aggregate in respect of all Settlement Dates, Net Share Settlement Dates or other dates on which Shares are delivered in respect of any amount owed under any Confirmation a number of Shares greater than two times the Initial Number of Shares (as adjusted for stock splits and similar events) (the “Capped Number”). The Capped Number shall be subject to adjustment only on account of (x) Potential Adjustment Events of the type specified in (1) Sections 11.2(e)(i) through (vi) of the Equity Definitions or (2) Section 11.2(e)(vii) of the Equity Definitions so long as, in the case of this sub-clause (2), such event is within Counterparty’s control, (y) Merger Events requiring corporate action of Counterparty (or any surviving entity of the Issuer hereunder in connection with any such Merger Event) and (z) Announcement Events that are not outside Counterparty’s control. Counterparty represents and warrants to Dealer (which representation and warranty shall be deemed to be repeated on each day that any Transaction is outstanding) that the Capped Number is equal to or less than the number of authorized but unissued Shares that are not reserved for future issuance in connection with transactions in the Shares (other than the Transactions) on the date of the determination of the Capped Number (such Shares, the “Available Shares”). In the event Counterparty shall not have delivered the Number of Shares otherwise deliverable as a result of this Section 8(d) (the resulting deficit, the “Deficit Shares”), Counterparty shall be continually obligated to deliver Shares, from time to time until the full number of Deficit Shares have been delivered pursuant to this paragraph, when, and to the extent that, (A) Shares are repurchased, acquired or otherwise received by Counterparty or any of its subsidiaries after the Trade Date (whether or not in exchange for cash, fair value or any other consideration), (B) authorized and unissued Shares reserved for issuance in respect of other transactions prior to such date which prior to the relevant date become no longer so reserved and (C) Counterparty additionally authorizes any unissued Shares that are not reserved for other transactions (such events as set forth in clauses (A), (B) and (C) above, collectively, the “Share Issuance Events”). Counterparty shall promptly notify Dealer of the occurrence of any of the Share Issuance Events (including the number of Shares subject to clause (A), (B) or (C) and the corresponding number of Shares to be delivered) and, as promptly as reasonably practicable, shall deliver such Shares thereafter. Counterparty shall not, until Counterparty’s Share delivery obligations under the Transactions have been satisfied in full, use any Shares that become available for potential delivery to Dealer as a result of any Share Issuance Event for the settlement or satisfaction of any

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transaction or obligation other than the Transactions or reserve any such Shares for future issuance for any purpose other than to satisfy Counterparty’s obligations to Dealer under the Transactions.
(e)    The parties intend for each Confirmation to constitute a “Contract” as described in the letter dated October 6, 2003 submitted on behalf of Goldman, Sachs &Co. to Paula Dubberly of the staff of the Securities and Exchange Commission (the “Staff”) to which the Staff responded in an interpretive letter dated October 9, 2003.
(f)    The parties intend for each Transaction (taking into account purchases of Shares in connection with any Cash Settlement or Net Share Settlement) to comply with the requirements of Rule 10b5-1(c)(1)(i)(A) under the Exchange Act and for each Confirmation to constitute a binding contract or instruction satisfying the requirements of 10b5-1(c) and to be interpreted to comply with the requirements of Rule 10b5-1(c) under the Exchange Act.
(g)    [Counterparty represents and warrants that it has received, read and understands Dealer’s “Risk Disclosure Statement Regarding OTC Derivatives Products” and acknowledges the terms thereof as if it had signed the Risk Disclosure Statement Verification contained therein as of the date hereof.]
9.    [INTENTIONALLY OMITTED]
10.    Beneficial Ownership.
Notwithstanding anything to the contrary in the Agreement or any Confirmation, in no event shall Dealer be entitled to receive, or be deemed to receive, Shares to the extent that, upon such receipt of such Shares, (i) the “beneficial ownership” (within the meaning of Section 13 of the Exchange Act and the rules promulgated thereunder) of Shares by Dealer, any of its affiliates’ business units subject to aggregation with Dealer for purposes of the “beneficial ownership” test under Section 13 of the Exchange Act and all persons who may form a “group” (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) with Dealer with respect to “beneficial ownership” of any Shares (collectively, “Dealer Group”) would be equal to or greater than 9.0% of the outstanding Shares (an “Excess Section 13 Ownership Position”), (ii) violation would occur in respect of any restriction on ownership and/or transfers set forth in Section 5(a) of the Charter or (iii) Dealer, Dealer Group or any person whose ownership position would be aggregated with that of Dealer or Dealer Group (Dealer, Dealer Group or any such person, a “Dealer Person”) under Sections 1019.01-00.1 to 10-19.152, Section 10-34-01 to 10-34-09 and 10-35-01 to 10-35-33 of the North Dakota Century Code or any state or federal bank holding company or banking laws, or any federal, state or local laws, regulations or regulatory orders or organizational documents or contracts of Counterparty, in each case, applicable to ownership of Shares (“Applicable Restrictions”), would own, beneficially own, constructively own, control, hold the power to vote or otherwise meet a relevant definition of ownership in excess of a number of Shares equal to (x) the lesser of (A) the maximum number of Shares that would be permitted under Applicable Restrictions and (B) the number of Shares that would give rise to reporting or registration obligations or other requirements (including obtaining prior approval by a state or federal regulator) of a Dealer Person under Applicable Restrictions and with respect to which such requirements have not been met or the relevant approval has not been received or that would give rise to any consequences under the constitutive documents of

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Counterparty or any contract or agreement to which Counterparty is a party, in each case minus (y) 1% of the number of Shares outstanding on the date of determination (such condition described in clause (iii), an “Excess Regulatory Ownership Position”). If any delivery owed to Dealer hereunder is not made, in whole or in part, as a result of this provision, (i) Counterparty’s obligation to make such delivery shall not be extinguished and Counterparty shall make such delivery as promptly as practicable after, but in no event later than one Exchange Business Day after, Dealer gives notice to Counterparty that such delivery would not result in (x) Dealer Group directly or indirectly so beneficially owning in excess of 9.0% of the outstanding Shares and (y) the occurrence of an Excess Regulatory Ownership Position and (ii) if such delivery relates to a Physical Settlement, notwithstanding anything to the contrary herein, Dealer shall not be obligated to satisfy the portion of its payment obligation corresponding to any Shares required to be so delivered until the date Counterparty makes such delivery.
11.    Non-Confidentiality.
The parties hereby agree that (i) effective from the date of commencement of discussions concerning any Transaction, Counterparty and each of its employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of such Transaction and all materials of any kind, including opinions or other tax analyses, provided by Dealer and its affiliates to Counterparty relating to such tax treatment and tax structure and (ii) Dealer does not assert any claim of proprietary ownership in respect of any description contained herein or therein relating to the use of any entities, plans or arrangements to give rise to a particular United States federal income tax treatment for Counterparty.
12.    Use of Shares.
Dealer acknowledges and agrees that, except in the case of a Private Placement Settlement, Dealer (or its agents or affiliates, as applicable) shall use any Shares delivered by Counterparty to Dealer on any Settlement Date to return to securities lenders to close out borrowings created by Dealer (or its agents or affiliates, as applicable) in connection with its hedging activities related to exposure under the applicable Transaction or in a manner that Dealer otherwise believes in good faith and based on the advice of counsel to be in compliance with applicable securities law.
13.    Restricted Shares.
If Counterparty is unable to comply with the covenant of Counterparty contained in Section 6(a) of this Master Confirmation or Dealer otherwise determines in its reasonable opinion, based on advice of counsel, that any Shares to be delivered to Dealer by Counterparty may not be freely returned by Dealer to securities lenders as described in Section 6(a) of this Master Confirmation, then delivery of any such Settlement Shares (the “Unregistered Settlement Shares”) shall be effected pursuant to Annex A hereto, unless waived by Dealer.
14.    Set-Off.
Notwithstanding Section 6(f) of the Agreement, Dealer agrees not to set off or net amounts due from Counterparty with respect to any Transaction against amounts due from Dealer to Counterparty with respect to contracts or instruments that are not Equity Contracts. “Equity Contract” means any transaction or instrument that does not convey to Dealer rights, or

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the ability to assert claims, that are senior to the rights and claims of common stockholders in the event of Counterparty’s bankruptcy.
15.    Staggered Settlement.
Notwithstanding anything to the contrary herein, Dealer may, by prior notice to Counterparty, satisfy its obligation to deliver any Shares or other securities on any date due (an “Original Delivery Date”) by making separate deliveries of Shares or such securities, as the case may be, at more than one time on or prior to such Original Delivery Date, so long as the aggregate number of Shares and other securities so delivered on or prior to such Original Delivery Date is equal to the number required to be delivered on such Original Delivery Date.
16.    [INTENTIONALLY OMITTED]
17.    Waiver of Jury Trial.
EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE AGREEMENT, ANY CONFIRMATION, ANY TRANSACTION HEREUNDER AND/OR ALL MATTERS ARISING IN CONNECTION WITH THE AGREEMENT, ANY CONFIRMATION AND/OR ANY TRANSACTION HEREUNDER. EACH PARTY (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF SUCH A SUIT, ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HAVE BEEN INDUCED TO ENTER INTO THE TRANSACTIONS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS PROVIDED HEREIN.
18.    Submission to Jurisdiction.
Section 13(b) of the Agreement is deleted in its entirety and replaced by the following:
“Each party hereby irrevocably and unconditionally submits for itself and its property in any suit, legal action or proceeding relating to this Agreement and/or any Transaction, or for recognition and enforcement of any judgment in respect thereof, (each, “Proceedings”) to the exclusive jurisdiction of the Supreme Court of the State of New York, sitting in New York County, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof. Nothing in the Confirmation or this Agreement precludes either party from bringing Proceedings in any other jurisdiction if (A) the courts of the State of New York or the United States of America for the Southern District of New York lack jurisdiction over the parties or the subject matter of the Proceedings or declines to accept the Proceedings on the grounds of lacking such jurisdiction; (B) the Proceedings are commenced by a party for the purpose of enforcing against the other party’s property, assets or estate any decision or judgment rendered by any court in which Proceedings may be brought as provided hereunder; (C) the Proceedings are commenced to appeal any such court’s decision or judgment to any higher

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court with competent appellate jurisdiction over that court’s decisions or judgments if that higher court is located outside the State of New York or Borough of Manhattan, such as a federal court of appeals or the U.S. Supreme Court; or (D) any suit, action or proceeding has been commenced in another jurisdiction by or against the other party or against its property, assets or estate and, in order to exercise or protect its rights, interests or remedies under this Agreement or the Confirmation, the party (1) joins, files a claim, or takes any other action, in any such suit, action or proceeding, or (2) otherwise commences any Proceeding in that other jurisdiction as the result of that other suit, action or proceeding having commenced in that other jurisdiction.”
19.    Counterparts.
This Master Confirmation may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Master Confirmation by signing and delivering one or more counterparts. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com (any such signature, an “Electronic Signature”)) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. The words “execution,” “signed,” “signature,” and words of like import in this Master Confirmation or in any other certificate, agreement or document related to this Master Confirmation shall include any Electronic Signature[, except to the extent electronic notices are expressly prohibited under this Master Confirmation or the Agreement].
20.    Taxes.
(a)    For the purpose of Section 3(f) of the Agreement, Dealer makes the following representations:
i.[It [(or its regarded owner for U.S. federal income tax purposes)] is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for U.S. federal income tax purposes.] [It is a “U.S. person” (as that term is used in section 7701(a)(30) of the Code (as defined below) and in section.1441-4(a)(3)(ii) of the United States Treasury Regulations) for U.S. federal income tax purposes.]
ii. [It is a national banking association organized and existing under the laws of the United States of America, and is an exempt recipient under section 1.6049-4(c)(1)(ii)(M) of the United States Treasury Regulations.]
iii.    [It is acting through a dependent agent located in the United States (including only the States thereof and the District of Columbia); it is a “foreign person” (as that term is used in section 1.6041-4(a)(4) of the United States Treasury Regulations) for U.S. federal income tax purposes; and each payment received or to be received by it in connection with any Confirmation will be effectively connected with its conduct of a trade or business in the United States.]

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iv. [●]
(b)    For the purpose of Section 3(f) of the Agreement, Counterparty makes the following representations:
i.(i)    It is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for U.S. federal income tax purposes.
ii.(ii)    It is a real estate investment trust for U.S. federal income tax purposes, it is organized under the laws of the State of Maryland, and it is an exempt recipient under section 1.6049-4(c)(1)(ii)(J) of the United States Treasury Regulations.
(c)    For the purpose of Sections 4(a)(i) and (ii) of the Agreement, Dealer agrees to deliver to Counterparty one duly executed and completed United States Internal Revenue Service [Form W-9][Form W-8ECI] [●] (or successor thereto) upon execution of this Master Confirmation and shall provide a new form promptly upon (i) reasonable request of Counterparty or (ii) learning that any form previously provided has become obsolete or incorrect. For the purpose of Sections 4(a)(i) and (ii) of the Agreement, Counterparty agrees to deliver to Dealer one duly executed and completed United States Internal Revenue Service Form W-9 (or successor thereto) upon execution of this Master Confirmation and shall provide a new form promptly upon (i) reasonable request of Dealer or (ii) learning that any form previously provided has become obsolete or incorrect.
(d)    “Indemnifiable Tax” as defined in Section 14 of the Agreement shall not include any withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the United States Internal Revenue Code (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “FATCA Withholding Tax”). For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of the Agreement.
(e)    To the extent that either party to the Agreement with respect to each Transaction is not an adhering party to the ISDA 2015 Section 871(m) Protocol published by the ISDA on November 2, 2015 and available at www.isda.org, as may be amended, supplemented, replaced or superseded from time to time (the “871(m) Protocol”), the parties agree that the provisions and amendments contained in the Attachment to the 871(m) Protocol are incorporated into and apply to the Agreement with respect to each Transaction as if set forth in full herein. The parties further agree that, solely for purposes of applying such provisions and amendments to the Agreement with respect to each Transaction, references to “each Covered Master Agreement” in the 871(m) Protocol will be deemed to be references to the Agreement with respect to each Transaction, and references to the “Implementation Date” in the 871(m) Protocol will be deemed to be references to the Trade Date of each Transaction. For greater certainty, if there is any inconsistency between this provision and the provisions contained in any other agreement

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between the parties with respect to each Transaction, this provision shall prevail unless such other agreement expressly overrides the provisions of the Attachment to the 871(m) Protocol.
21.    US Resolution Stay Protocol.
The parties agree that the terms of Section 1 and Section 2 and the related defined terms (together, the “Bilateral Terms”) of the form of bilateral template entitled “Full-Length Omnibus (for use between U.S. G-SIBs and Corporate Groups)” published by ISDA on November 2, 2018 (currently available on the 2018 ISDA U.S. Resolution Stay Protocol (the “Protocol”) page at www.isda.org and, a copy of which is available upon request), the effect of which is to amend the qualified financial contracts between the parties thereto to conform with the requirements of the QFC Stay Rules, are hereby incorporated into and form a part of the Agreement, and for such purposes the Agreement shall be deemed a “Covered Agreement,” Dealer shall be deemed a “Covered Entity” and Counterparty shall be deemed a “Counterparty Entity” and for the avoidance of doubt shall be the only Counterparty Entity. In the event that, after the date of the Agreement, both parties hereto become adhering parties to the Protocol, the terms of the Protocol will replace the terms of this paragraph. In the event of any inconsistencies between the Agreement and the terms of the Protocol, the Bilateral Agreement or the Bilateral Terms (each, the “QFC Stay Terms”), as applicable, the QFC Stay Terms will govern. Terms used in this paragraph without definition shall have the meanings assigned to them under the QFC Stay Rules. For purposes of this paragraph, references to “the Agreement” include any related credit enhancements entered into between the parties or provided by one to the other. In addition, the parties agree that the terms of this paragraph shall be incorporated into any related covered affiliate credit enhancements, with all references to Dealer replaced by references to the covered affiliate support provider.
“QFC Stay Rules” mean the regulations codified at 12 C.F.R. 252.2, 252.81–8, 12 C.F.R. 382.1- 7 and 12 C.F.R. 47.1-8, which, subject to limited exceptions, require an express recognition of the stay-and-transfer powers of the FDIC under the Federal Deposit Insurance Act and the Orderly Liquidation Authority under Title II of the Dodd Frank Wall Street Reform and Consumer Protection Act and the override of default rights related directly or indirectly to the entry of an affiliate into certain insolvency proceedings and any restrictions on the transfer of any covered affiliate credit enhancements.
Please confirm that the foregoing correctly sets forth the terms of the agreement between Dealer and Counterparty by executing one original copy of this Master Confirmation and returning such copy to Dealer and retaining the other original copy bearing the signature of Dealer for your records.

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ANNEX A

PRIVATE PLACEMENT PROCEDURES
If Counterparty delivers Unregistered Settlement Shares pursuant to Section 12 above (a “Private Placement Settlement”), then:
a.all Unregistered Settlement Shares shall be delivered to Dealer (or any affiliate of Dealer designated by Dealer) pursuant to the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof;
b.as of or prior to the date of delivery, Dealer and any potential purchaser of any such shares from Dealer (or any affiliate of Dealer designated by Dealer) identified by Dealer shall be afforded a commercially reasonable opportunity to conduct a due diligence investigation with respect to Counterparty customary in scope for private placements of equity securities of issuers comparable to Counterparty (including, without limitation, the right to have made available to them for inspection all financial and other records, pertinent corporate documents and other information reasonably requested by them);
c.as of the date of delivery, Counterparty shall enter into an agreement (a “Private Placement Agreement”) with Dealer. (or any affiliate of Dealer designated by Dealer) in connection with the private placement of such shares by Counterparty to Dealer (or any such affiliate) and the private resale of such shares by Dealer (or any such affiliate), substantially similar to private placement purchase agreements customary for private placements of equity securities, in form and substance commercially reasonably satisfactory to Dealer, which Private Placement Agreement shall include, without limitation, provisions substantially similar to those contained in such private placement purchase agreements relating, without limitation, to the indemnification of, and contribution in connection with the liability of, Dealer and its affiliates and the provision of customary opinions, accountants’ comfort letters and lawyers’ negative assurance letters, and shall provide for the payment by Counterparty of all reasonable fees and expenses in connection with such resale, including all reasonable fees and expenses of counsel for Dealer, and shall contain representations, warranties, covenants and agreements of Counterparty reasonably necessary or advisable to establish and maintain the availability of an exemption from the registration requirements of the Securities Act for such resales; and
d.in connection with the private placement of such shares by Counterparty to Dealer (or any such affiliate) and the private resale of such shares by Dealer (or any such affiliate), Counterparty shall, if so requested by Dealer, prepare, in cooperation with Dealer, a private placement memorandum in form and substance reasonably satisfactory to Dealer.
In connection with the foregoing, Dealer acknowledges and agrees that a Private Placement Agreement and private placement memorandum substantially similar to the Sales Agreement and prospectus used in connection with the public offering of Shares pursuant thereto (with such modifications thereto as are reasonably satisfactory to Dealer taking into account the exempt resale of the Unregistered Settlement Shares, then-current facts and circumstances and such other factors as Dealer determines appropriate in its good faith and reasonable discretion, including with respect to any legal, regulatory or self-regulatory requirements or related policies and procedures generally applicable in similar situations and applied in a non-discriminatory

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manner (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by Dealer)), respectively, shall satisfy the documentation requirements set forth in clauses (c) and (d) above.
In the case of a Private Placement Settlement, Dealer shall, in its good faith discretion, adjust the amount of Unregistered Settlement Shares to be delivered to Dealer hereunder in a commercially reasonable manner to reflect the fact that such Unregistered Settlement Shares may not be freely returned to securities lenders by Dealer and may only be saleable by Dealer at a discount to reflect the lack of liquidity in Unregistered Settlement Shares.
If Counterparty delivers any Unregistered Settlement Shares in respect of the applicable Transaction, Counterparty agrees that (i) such Shares may be transferred by and among Dealer and its affiliates and (ii) after the minimum “holding period” within the meaning of Rule 144(d) under the Securities Act has elapsed after the applicable Settlement Date, Counterparty shall promptly remove, or cause the transfer agent for the Shares to remove, any legends referring to any transfer restrictions from such Shares upon delivery by Dealer (or such affiliate of Dealer) to Counterparty or such transfer agent of seller’s and broker’s representation letters customarily delivered by Dealer or its affiliates in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, each without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Dealer (or such affiliate of Dealer).

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ANNEX B

SUPPLEMENTAL CONFIRMATION

To:	Centerspace
From:	[●]
Date:	[●], 20[●]

Ladies and Gentlemen:
This Supplemental Confirmation is the Supplemental Confirmation contemplated by the Master Confirmation for the Registered Forward Transactions dated as of [●], 20[●] (the “Master Confirmation”) between Centerspace (“Counterparty”) and [DEALER NAME] (“Dealer”). All provisions contained in the Master Confirmation govern this Supplemental Confirmation except as expressly modified below.
The terms of the Transaction to which this Supplemental Confirmation relates are as follows:
(a)    the Trade Date is [ ];
(b)    the Maturity Date is [ ];
(c)    the Hedge Completion Date is [ ];
(d)    the Initial Number of Shares is [ ];
(e)    the Volume-Weighted Hedge Price is USD [ ];
(f)    the Net Percentage is [ ]%;
(g)    the Spread is [ ]%;
(h)    the Initial Forward Price is USD [ ];
(i)    the Initial Stock Loan Rate is [ ] basis points per annum; and
(j)    the Maximum Stock Loan Rate is [ ] basis points per annum.
Forward Price Reduction Dates and Forward Price Reduction Amounts are as set forth in Schedule I hereto.
Please confirm that the foregoing correctly sets forth the terms of the agreement between Dealer and Counterparty by executing one original copy of this Supplemental Confirmation and returning such copy to Dealer and retaining the other original copy bearing the signature of Dealer for your records.

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Yours faithfully,
[DEALER]

By:
Name:
Title:

Agreed and accepted by:
CENTERSPACE
By:
Name:
Title:

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Schedule I
FORWARD PRICE REDUCTION DATES AND AMOUNTS

Forward Price Reduction Date	Forward Price Reduction Amount
Trade Date	USD 0.00
[*]	USD [*]
[*]	USD [*]
[*]	USD [*]
[*][1]	USD [*]

1 Insert Forward Price Reduction Date that falls after the Maturity Date.
Sch. I-1

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